UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

WESBANCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 14, 2025

Dear Shareholder:

You will find enclosed the 2024 Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 16, 2025, in the Shenandoah Room at the Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, beginning at 12:00 noon.

Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

We look forward to the shareholders’ meeting and welcome the opportunity to discuss the business of your company with you.

Very truly yours,

Jeffrey H. Jackson
President and Chief Executive Officer

JHJ/bb

Enclosure

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 16, 2025

TO THE STOCKHOLDERS OF WESBANCO, INC.:

The Annual Meeting of the Stockholders of Wesbanco, Inc. (“Wesbanco”) will be held in the Shenandoah Room at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, on Wednesday, April 16, 2025, at 12:00 Noon E.D.T.

The purposes of the meeting are as follows:

(1)
To elect ten persons to the Board of Directors; seven to serve for a term of three years, one to serve for a term of one year and two to serve for a term of two years.
(2)
To approve an advisory (non-binding) vote on compensation paid to Wesbanco’s named executive officers.
(3)
To approve an advisory (non-binding) vote ratifying the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
(4)
To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote (1) in favor of the director nominees, (2) in favor of the executive compensation paid to Wesbanco’s named executive officers, and (3) in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The holders of the common stock of Wesbanco as of the close of business on March 3, 2025, are entitled to vote at the meeting.

You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

By Order of the Board of Directors.

LINDA M. WOODFIN
Secretary

Wheeling, West Virginia
March 14, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 16, 2025.

THIS PROXY STATEMENT AND THE 2024 ANNUAL REPORT TO STOCKHOLDERS
ARE AVAILABLE AT
www.wesbanco.com

INDEX

PROXY STATEMENT

PROXY STATEMENT

OF

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

ANNUAL MEETING OF STOCKHOLDERS

April 16, 2025

This statement is furnished to the stockholders of Wesbanco, Inc. (the “Corporation”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the “Annual Meeting”), which will be held in the Shenandoah Room at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, at 12:00 Noon E.D.T. on Wednesday, April 16, 2025. This statement is first being mailed to the stockholders on or about March 14, 2025.

The Corporation is the parent company and the holder of all the outstanding shares of the capital stock of Wesbanco Bank, Inc. (the “Bank”), Wheeling, West Virginia. The Corporation also maintains two other operating subsidiaries, namely, Wesbanco Securities, Inc., St. Clairsville, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia. On February 28, 2025, the Corporation acquired Premier Financial Corp. ("Premier"), an Ohio corporation, by merger, with Wesbanco issuing approximately 28,738,146 shares of its common stock as consideration in the merger. By reason of the merger, the Corporation also currently has two non-operating subsidiaries which are in the process of winding up their businesses and being dissolved, PFC Capital, LLC, an Ohio limited liability company, and First Insurance Group of the Midwest, Inc., an Ohio corporation.

Proxies

The proxies are solicited by the Board of Directors of the Corporation (the “Board” or “Board of Directors”), and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by a later dated proxy, by written notice to the Corporation, or by appearing in person and voting at the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or absent such specifications, in accordance with the discretion of the holders of such proxies.

As an alternative to submitting the enclosed proxy, stockholders who hold shares directly in their name may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Delivery of Proxy Materials to Households

Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker, or other record holder) are notified of the house holding process by the record holder. Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation’s Annual Report to Stockholders for the year 2024 and one copy of this Proxy Statement. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to “opt-out”), or have questions regarding the house holding process, may contact the Corporation’s transfer agent and registrar by calling (888) 294-8217 or forwarding a written request addressed to Computershare Investor Services LLC, P.O. Box 505000, Louisville, KY 40202. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies.

Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the house holding process as it applies to those accounts.

Stock Outstanding and Voting Rights

The authorized capital stock of the Corporation consists of 200,000,000 shares of common stock with a par value of $2.0833 per share (the “Common Stock”), and 1,000,000 shares of preferred stock without par value. Of the 200,000,000 shares of authorized Common Stock, as of March 3, 2025, there were 95,670,246 shares issued and outstanding. There were 150,000 shares of Series A perpetual preferred stock outstanding as of that date.

The Corporation has 6,000,000 depository shares outstanding, with each share representing a 1/40th ownership interest in a share of Series A Preferred Stock, with a liquidation preference of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per depository share) representing 150,000 shares of Series A Preferred Stock in the aggregate. The Series A Preferred Stock is non-voting except in certain limited circumstances arising only in the event dividends are not declared and paid for the equivalent of six or more dividend payments.

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld, and shares represented by broker non-votes are counted in determining whether a quorum is present. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. A broker non-vote occurs when a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that broker or holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Non-routine matters include, among other matters, the election of directors and actions on executive compensation. Therefore, if a beneficial owner of the Corporation’s Common Stock does not give the broker or nominee specific voting instructions on Items 1, or 2, the holder’s shares will not be voted on those items and a broker non-vote will occur. Brokers will have discretionary authority to vote on Item 3. Broker non-votes will have no effect on the voting results for such proposals.

Stockholders of record as of the close of business on March 3, 2025 will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock held as of the record date, as shown by the records of the transfer agent. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected within each class, and the stockholder may cast all of such votes for a single Director or distribute them among two or more Directors. The nominees receiving the highest number of “for” votes in each class – seven in the class of 2028, one in the class of 2026 and two in the class of 2027 – will be elected as Directors of the Corporation. Proxies marked as “withhold” (including proxies containing broker non-votes) will not be counted as votes either “for” or “against” the nominee. Such withhold votes are not counted in the election of directors and do not affect the outcome.

Cumulative voting is not permitted with respect to Items 2, or 3, approval of which will require that the number of votes cast favoring the proposal exceed the votes cast opposing the proposal. Proxies marked as abstaining (including proxies containing broker non-votes) will not be counted as votes “for” or “against” the proposals and will not affect the outcome of any of the proposals.

Beneficial Owners of More than 5% of the Common Stock of the Corporation

The entities listed in the table below were beneficial owners of 5% or more of the shares of the Corporation’s Common Stock outstanding as of December 31, 2024, based on information filed with the Securities and Exchange Commission (the "SEC").

Based solely on an amended Schedule 13G filed on February 13, 2024, the Vanguard Group, Inc. has indicated that it is the beneficial owner of 5,978,371 shares of the Common Stock of the Corporation. It reported beneficial ownership as an investment adviser of 5,978,371 shares for which it had shared voting power over 56,162 shares, sole dispositive power over 5,857,870 shares and shared dispositive power over 120,501 shares.

Based solely on an amended Schedule 13G filed on January 25, 2024, BlackRock, Inc. has indicated that it may be the beneficial owner of 5,355,688 shares of the Common Stock of the Corporation for which it had sole voting power over 5,139,152 shares and sole dispositive power over 5,355,688 shares.

Based solely on an amended Schedule 13G filed on January 23, 2025, Dimensional Fund Advisors, LP (“Dimensional”) has indicated that it may be the beneficial owner of 4,062,518 shares of the Corporation’s Common Stock with sole voting power over 3,998,466 shares and sole dispositive power over all 4,062,518 shares in light of its furnishing investment advice to four investment companies and serving as investment manager to certain other commingled group trusts and separate accounts which own the shares since it possesses investment and/or voting power over the shares noted. Dimensional, however, disclaimed beneficial ownership of the shares.

Based solely on a Schedule 13G filed on September 30, 2024, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP have indicated that they may be the beneficial owners of 3,899,070 shares of the Corporation's common stock with shared voting power and shared dispositive power.

		Amount and Nature
		of Beneficial	Percent
Title of Class	Name & Address of Beneficial Owner	Ownership	of Class [1]

Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,978,371	8.9%

Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,355,688	8.0%

Common	Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,062,518	6.1%

Common	Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,899,070	5.8%

1.
These percentages are calculated based on the number of shares of the Corporation's common stock outstanding on December 31, 2024. On March 3, 2025, the Corporation issued approximately 28,738,146 shares in conjunction with the acquisition of Premier which materially affected these percentages and may have resulted in additional entities becoming beneficial owners of 5% or more of the shares of the Corporation's Common Stock.

Ownership of Securities by Directors, Nominees and Officers

The following table sets forth the number of shares of the Corporation’s Common Stock beneficially owned by each nominee, each continuing director, each director who will not continue as a director beyond the Annual Meeting and each named executive officer of the Corporation, and all of its executive officers and directors as a group as of January 31, 2025. There is no other class of voting securities issued and outstanding.

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent
Rosie Allen-Herring (Nominee)	5,897	(1)			*
Zahid Afzal (Nominee)	7,214	(2)	36,896	(3)
Louis M. Altman (Nominee)	24,247	(4)	15,092	(5)
John L. Bookmyer (Nominee)	53,276	(6)
Lee J. Burdman (Nominee)	37,164	(7)	25,053	(8)
Todd F. Clossin	177,753	(9)			*
James W. Cornelsen	133,646	(10)			*
Michael J. Crawford	40,031	(11)			*
Christopher V. Criss (Nominee)	65,194	(12)	129,528	(13)	*
Abigail M. Feinknopf	33,754	(14)	174,335	(15)	*
Robert J. Fitzsimmons	49,938	(16)	106,562	(17)	*
Jeffrey H. Jackson (Director, Executive Officer)	67,637	(18)			*
Denise H. Knouse-Snyder	12,667	(19)	3,070	(20)	*
D. Bruce Knox	35,350	(21)			*
Lisa A. Knutson (Nominee)	12,148	(22)			*
Jay T. McCamic	39,370	(23)	147,113	(24)	*
F. Eric Nelson, Jr.	39,294	(25)	752	(26)	*
Michael L. Perkins (Executive Officer)	63,757	(27)			*
Gregory S. Proctor, Jr. (Nominee)	47,023	(28)			*
Brent E. Richmond (Executive Officer)	39,977	(29)
Joseph R. Robinson (Nominee)	12,667	(30)			*
Kerry M. Stemler (Nominee)	106,398	(31)			*
Daniel K. Weiss, Jr. (Executive Officer)	49,476	(32)			*
Jayson M. Zatta (Executive Officer)	96,436	(33)			*
All Directors and Officers as a group (29 persons)	1,282,176	(34)	638,401		2.8%

*Beneficial ownership does not exceed one percent (1%).

(1)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026 and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(2)
Includes 1,902 shares held in Mr. Afzal's Fidelity IRA.
(3)
Includes 13,269 shares held in the Zahid Afzal Living Trust and 23,627 shares held with Mr. Afzal's wife, Lisa Afzal, in the Lisa Afzal Living Trust, for which Mr. Afzal serves as a co-trustee.
(4)
Includes 20,124 held in the Christine J. Altman Trust of which Mr. Altman is a trustee.
(5)
Includes 14,978 shares held in the Altman 2016 Trust and 114 shares held in the Ruth Altman Trust, for both of which Mr. Altman serves as a co-trustee.
(6)
Includes 51,625 shares held jointly with Mr. Bookmyer's wife, Kimberly Bookmyer.
(7)
Includes 7,446 shares held in Mr. Burdman 401(k) Plan and 29,718 shares held in the Lee J. Burdman Family Trust, for which Mr. Burdman serves as the sole trustee.
(8)
Includes 1,843 shares held by Mr. Burdman's wife, Bonnie Deutsch Burdman in the Bonnie Deutsch Burdman Family Trust and 3,723 shares held by Bonnie Deutsch Burdman's 401(k) Plan, as well as 5,532 shares held in the Purple Burd Limited Partnership, 12,965 shares held in KB Kidz Limited Partnership and 990 shares held in the Marsha Burdman Family Trust of which Mr. Burdman is a co-trustee.
(9)
Includes options to purchase 25,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan and 5,064 shares held in the Wesbanco 401(k) Plan. Also included are 21,945 shares of Restricted Stock awarded in 2022 which will become fully vested in 2025, 29,309 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.

(10)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026 and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(11)
Includes 32,037 shares held by Mr. Crawford's wife, Ruth Ann Crawford and 917 shares of Restricted Stock awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(12)
Includes 11,639 shares held for Mr. Criss's benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan. Also includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(13)
Shares held by Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director.
(14)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(15)
Includes 59,489 shares held in trust for the benefit of Ms. Feinknopf, 61,446 shares held in trust for the benefit of Ms. Feinknopf's children of which Ms. Feinknopf is Co-Trustee, and 53,400 shares held in the McCamic Family Foundation of which Ms. Feinknopf is a director.
(16)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(17)
Shares for which Mr. Fitzsimmons has Sole Voting Authority pursuant to various Voting Agreements.
(18)
Includes options to purchase 5,000 shares which are vested in the Wesbanco, Inc. Key Executive Bonus, Option & Restricted Stock Plan. Also includes 12,500 shares of Restricted Stock which will become fully vested in 2025, 20,233 shares awarded in 2023 which will become fully vested in 2026, and 21,399 shares awarded in 2024 which will become fully vested in 2027.
(19)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(20)
Shares held in a Profit Sharing Plan for Phillips, Gardill, Kaiser & Altmeyer, PLLC for the benefit of Ms. Knouse-Snyder.
(21)
Includes 1,982 shares held in a retirement account for Mr. Knox's benefit and 917 shares of Restricted Stock awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(22)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(23)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(24)
Includes 52,455 shares held in trust for the benefit of Mr. McCamic, 41,258 shares held in trust for the benefit of Mr. McCamic's children for which Mr. McCamic is Co-Trustee, and 53,400 shares held in the McCamic Family Foundation of which Mr. McCamic is a director.
(25)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(26)
Shares held in a corporation for which Mr. Nelson has shared investment authority and is a beneficiary.
(27)
Includes options to purchase 11,250 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 3,096 shares held in the Wesbanco 401(k) Plan. Also included are 7,119 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 9,786 shares awarded in 2023 which will become fully vested in 2026, and 8,864 shares awarded in 2024 which will become fully vested in 2027.
(28)
Includes options to purchase 1,182 shares of Wesbanco, Inc. common stock. Also includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(29)
Includes options to purchase 10,000 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 1,181 shares held in the Wesbanco 401(k) Plan. Also included are 5,220 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 7,106 shares awarded in 2023 which will become fully vested in 2026, and 6,437 shares awarded in 2024 which will become fully vested in 2027.

(30)
Includes 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(31)
Includes 16,381 shares held in an IRA for the benefit of Mr. Stemler's wife, Debra Stemler, and 917 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 1,940 shares awarded in 2023 which will become fully vested in 2026, and 1,828 shares awarded in 2024 which will become fully vested in 2027.
(32)
Includes options to purchase 8,500 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan, 3,657 shares held in the Wesbanco 401(k) Plan and 2,926 shares held for Mr. Weiss's benefit in the Wesbanco, Inc. Deferred Compensation Plan. Also included are 7,245 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 9,676 shares awarded in 2023 which will become fully vested in 2026, and 8,764 shares awarded in 2024 which will become fully vested in 2027.
(33)
Includes options to purchase 11,250 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan and 2,845 shares held in the Wesbanco 401(k) Plan. Also included are 10,607 shares of Restricted Stock, awarded in 2022 which will become fully vested in 2025, 14,580 shares awarded in 2023 which will become fully vested in 2026, and 13,206 shares awarded in 2024 which will become fully vested in 2027.
(34)
Includes, in the aggregate, 88,673 shares of Restricted Stock awarded in 2022 which will become fully vested in 2025, 139,642 shares awarded in 2023 which will become fully vested in 2026, and 110,776 shares awarded in 2024 which will become fully vested in 2027, as well as options to purchase a total of 113,382 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan and 49,826 shares held in the Wesbanco 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Corporation’s officers, directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the “SEC”).

Delinquent Section 16(a) Reports

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2024, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled with no late filings.

The Corporation is required to report late filings.

Transactions with Directors and Officers

Transactions with Related Persons

The Corporation generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Corporation uses the following guidelines to determine the impact of a credit relationship on a director’s independence. The Corporation presumes that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, the Corporation does not consider normal, arms’ length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Corporation does not consider to be independent any director who is also an executive officer of a company to which the Corporation has extended credit unless such credit meets the substantive requirements of Regulation O.

Denise Knouse-Snyder, a Director, is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, which serves as the Corporation’s primary outside legal counsel and its General Counsel, as the Corporation does not maintain an internal legal staff. Fees aggregating $2,468,670 were paid to the law firm for legal services rendered to the Corporation and its affiliates during the year, which amount represented approximately 52% of the total amount paid to all law firms retained in 2024. The Audit Committee does review and approve the engagement letter of the firm each year under the Corporation’s Related Party Transaction Policy.

Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger-related agreements. Ms. Feinknopf and Mr. McCamic were appointed to the Board pursuant to the merger agreement with American Bancorporation. D. Bruce Knox was appointed to the Board pursuant to the merger agreement with Oak Hill Financial, Inc. Mr. Stemler was appointed to the Board pursuant to the merger agreement with Your Community Bankshares, Inc. (“YCB”). Under the terms of each of the agreements, the Corporation agreed to include them as recommended nominees until each served at least a full three-year term, which obligations have been met as to all such directors. Michael J. Crawford was appointed to the Board pursuant to the merger agreement with Farmers Capital Bank Corporation (“Farmers”). Under the terms of the merger agreement with Farmers, the Corporation has agreed to include Mr. Crawford as a recommended nominee until he has served at least a full three-year term, which obligation has been met. James W. Cornelsen and Gregory S. Proctor, Jr. were appointed to the Board pursuant to the merger agreement with Old Line Bancshares, Inc. (“OLB”). Under the terms of the merger agreement with OLB, the Corporation has agreed to include Mr. Cornelsen and Mr. Proctor as recommended nominees until they have served at least full three year terms, which obligation has been met. Mr. Altman, Mr. Afzal, Mr. Burdman and Mr. Bookmyer were appointed to the Board pursuant to the merger agreement with Premier. Under the terms of the merger agreement with Premier, the Corporation has agreed to include Mr. Altman, Mr. Afzal, Mr. Burdman and Mr. Bookmyer as recommended nominees until they have served at least a full three year term.

Policies and Procedures for Approval of Related Party Transactions

The Corporation recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Corporation and its stockholders. Therefore, the Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Corporation participates and in which any related party has a direct or indirect material interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $120,000 when aggregated with all similar transactions, or (iii) loans made by the Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Audit Committee and may be consummated or may continue only (i) if the Audit Committee, or Chairman thereof acting between meetings, approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party, (ii) if the transaction involves compensation that has been approved by the Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Corporation.

The current policy was formalized and adopted in February 2007, and subsequently revised on August 7, 2008. The Policy is reviewed annually by the Board of Directors or Executive Committee and was last approved on February 26, 2025. All related party transactions which were required to be reported in this Proxy Statement were approved by either the Audit Committee or the Compensation Committee of the Board of Directors.

Election of Directors

The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors with a minimum of fifteen and a maximum of thirty-five, and the Board of Directors has determined that the Board shall consist of twenty members for the year 2025, and has fixed the number of Directors to be elected to the Board of Directors at the forthcoming meeting at ten persons, with seven to serve for a term of three years which will expire at the annual stockholders meeting in 2028, one to serve for a term of one year which will expire in 2026, and two to serve for a term of two years which will expire in 2027.

The Corporation and its banking subsidiary, the Bank, maintain separate boards, but the directors of the Corporation also serve as directors of the Bank.

There are no family relationships among the directors, nominees, or executive officers of the Corporation, except that Abigail M. Feinknopf is the sister of Jay T. McCamic.

Director Independence

A majority of the Corporation’s directors are independent as defined in Nasdaq Global Select Market (“Nasdaq”) listing standards. The Board has determined that all of the directors and nominees are independent, as that term is defined under the Nasdaq definition, except for Jeffrey H. Jackson, Todd F. Clossin, Denise Knouse-Snyder and James W. Cornelsen. The current independence ratio of the Board directors is 80%, and if all of the nominees are elected, the director independence ratio of the Board will remain at 80%.

Accordingly, the following persons have been nominated for election to the Board:

Nominees

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2028.

Name	Age	Year First Elected Director	Position
Rosie Allen-Herring	58	2022	Director
Christopher V. Criss	68	1992	Director
Lisa A. Knutson	59	2016	Director
Gregory S. Proctor, Jr.	60	2019	Director
Joseph R. Robinson	57	2019	Director
Kerry M. Stemler	67	2016	Director
John L. Bookmyer	60	2025	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

ROSIE ALLEN-HERRING has served on the Board of Directors of the Corporation since April 20, 2022. She currently is a member and chairperson of the Compensation Committee, Trust Committee and Community Development Committee of the Bank. Ms. Allen-Herring is the President and Chief Executive Officer of the United Way of the National Capital Area, Washington, D.C. and has served in that capacity since 2013. She formerly served as Managing Director, Community Investment and Engagement Division, Fannie Mae from 1992 to 2013. Prior to that she served as a Corporate Consumer Banking Officer at Bank of America/Maryland, Washington, D.C. She also formerly served as a Director of Old Line Bank and currently serves as a member of Mid-Atlantic Advisory Board for Wesbanco Bank, Inc. She is a member of the Board of Directors of Medstar Health, Inc., Greater Washington Board of Trade and various other organizations. She is a graduate of Howard University with a B.A. in Economics and holds an M.B.A. (with honors) from Strayer University and was an International Fellow at the University of Cape Town (SA) Graduate School of Business and Duke University Graduate School of Public Policy. She has served as an adjunct Guest Lecturer, University of Maryland, Robert H. Smith School of Business Center for Philanthropy & Nonprofit Leadership since 2014, and a Guest Lecturer at the American University, Kogod School of Business and also formerly served as a Guest Lecturer at Howard University, College of Arts & Sciences Political Science. Given her experience, demonstrated leadership, management of a $50 Million organization, as well as multi-Billion dollar portfolios, corporate finance and equity investment background, the Board believes she is imminently qualified to serve on the Board of Directors of the Corporation.

CHRISTOPHER V. CRISS has served on the Board of Directors of the Corporation since July 17, 1992. He currently serves as Chairman of the Board of Directors and as a member of the Executive Committee, the Enterprise Risk Management Committee, the Disclosure Committee of the Corporation, and the Allowance Committee of the Bank. Mr. Criss has been President and Chief Executive Officer of Atlas Towing Co. since 1984. Mr. Criss has previous bank board experience, having served on the Board of Directors of Mountain State Bank. He formerly served on the Board of Directors of a regional hospital and an insurance company and has served in an executive capacity with several family owned businesses. Mr. Criss has an accounting background and has extensive business management experience. He also represents significant stockholder interests and the geographical market of Parkersburg, which is a significant market for the Corporation. His diversified business and accounting background, management experience and long-term active participation on the Board make him a valuable member of the Board and qualify him to serve.

LISA A. KNUTSON has served as a member of the Board of Directors of the Corporation since April 20, 2016. She also serves as a member of the Executive Committee, member and chairperson of the Audit Committee, member of the Compensation Committee, Disclosure Committee and Nominating Committee of the Corporation. Ms. Knutson, a certified public accountant, State of Ohio (inactive), was formerly the Chief Operating Officer of the E.W. Scripps Company, now retired where she used to oversee the operating divisions of Local Media, and Scripps Networks. This portfolio of businesses included nine national media brands focused on entertainment and news and 61 local TV stations. She formerly served as President of Scripps Networks from January 2021 until January 2023 and Chief Financial Officer and Chief Strategy Officer of the E.W. Scripps Company from September 2017 until January of 2021. As Chief Financial Officer, Lisa led the company’s financial operations, corporate development, enterprise-wide strategic planning and managed company-wide functions including IT and risk management. She previously served as Chief Administrative Officer from 2011 to 2017, and Senior Vice President, Human Resources with that company from 2005 to 2011. She previously served as Vice President and Chief Financial Officer, Human Resources Operations, at Fifth Third Bank from 2002 to 2005. She also previously worked at Arthur Anderson, LLP as Director of Audit Operations, Great Lakes Market Circle and with PSARA Technologies, Inc., a regional environmental consulting firm. She is a graduate of Miami University. Her experience in human resources and compensation policies and practices in a public company setting, as well as her financial and accounting skills and knowledge, make her uniquely qualified to serve and will provide valuable insight to the Board.

GREGORY S. PROCTOR, JR. has served as a member of the Board of Directors of the Corporation since November 22, 2019. He also serves as a member of the Executive Committee, Compensation Committee and the Trust Committee of the Bank. He formerly served as a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2004 and served as Vice-Chairman from 2017 to 2019. He is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland registered lobbying and consulting firm, which he established in 1995. His qualifications to serve as a Director include his legislative knowledge, his management and consulting skills and his business affiliations in Maryland market area.

JOSEPH R. ROBINSON has served as a member of the Board of Directors of the Corporation since April 17, 2019. He also serves as a member and Chairman of the Enterprise Risk Management Committee and as a member of the Marketing Committee. He is an experienced senior executive with a deep background in the Financial Services and Manufacturing sectors. He is the CEO and Founder of High Peaks Solutions, an IT and cyber security venture focused on helping clients develop real insights and enhance their security programs to prepare for the ever-growing number of cyber security threats. Mr. Robinson formerly served as Executive Vice President for Fifth Third Bank. At Fifth Third Bank, Mr. Robinson served as Director of Information Technology and Bank Operations from 2009 to 2016, Chief Information Officer from 2008 to 2009, and as Senior Vice President and Director of Central Operations from 2006 to 2008, as well as Senior Vice President of Enterprise Solutions from 2004 to 2006. Mr. Robinson has significant experience in information technology, data processing and cyber security. This experience adds to the Bank’s level of expertise in this area and strengthens its oversight in this critical area.

KERRY M. STEMLER has served as a member of the Board of Directors of the Corporation since September 9, 2016. Mr. Stemler is a member of the Executive Committee, the Loan Review Committee of the Bank and the Personnel and Post Retirement Committee of the Corporation. He previously served as Chairman of the Board of Your Community Bank from May 2011 until its merger with the Corporation on September 9, 2016. He served as a Director of YCB and Your Community Bank since 1994. He has been President and Chief Executive Officer of KM Stemler Company, a commercial and industrial general contracting firm in the Southern Indiana/Metro Louisville, Kentucky market area that Mr. Stemler has owned and operated since 1981. He is an owner/member of several commercial real estate property leasing and development companies in the region. Properties leased and developed include Class A office space, truck terminals, commercial warehousing, and advanced manufacturing facilities. Mr. Stemler is Past Chair of the Indiana State Chamber of Commerce and continues to serve on the State Chamber’s Board of Directors. He serves on the Board of Directors of Indiana Chamber Foundation Board; Chairman and member of the Board of Directors of Baptist Health Systems; Board of Directors of The Frazier History Museum and Ivy Tech Community College Board of Trustees. Mr. Stemler understands complex financial reports and banking transactions. He has experience with banking regulations and compliance issues. His community involvement gives him the opportunity to offer unique insights to the Corporation. Mr. Stemler’s extensive financial, management operational and strategic planning experience strengthens the Board’s collective qualifications, skills, and experience.

John L. Bookmyer has served as a member of the Board of Directors of the Corporation since February 28, 2025. He is the Chief Executive Officer of Pain Management Group located in Findlay, Ohio since 2009. He is also the owner of Touch Consulting, Ltd since 2009. He served on the Board of Directors of Premier and its predecessors, as well as Premier Bank, from 2005 until February 2025. He also served as the Chief Operating Officer of Blanchard Valley Health System in Findlay, Ohio, from 1995 until 2008. Mr. Bookmyer is an inactive Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the Ohio region through his interactions with community hospitals and businesses.

B. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2026.

Name	Age	Year First Elected Director	Position
Louis M. Altman	56	2025	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

Louis M. Altman has served as a member of the Board of Directors of the Corporation since February 28, 2025. He served as a member of the Board of Directors of Premier and its predecessors from 2010 to February 2025. Mr. Altman is a co-managing partner of the A. Altman Company, a full service real estate development firm for commercial, multi-family, office, medical and hotel properties located in multiple states. In addition to his banking leadership, Mr. Altman serves on the Board of Directors for the Akron Children’s Hospital Foundation. He has over 35 years of experience in managing, developing and financing commercial real estate ventures. Mr. Altman’s deep understanding of banking regulations, financial transactions, and compliance issues, combined with his expertise in financing and managing complex real estate ventures, provides valuable insight into the communities the bank serves. His strategic vision and industry knowledge make him a vital asset to the Board of Directors of the Corporation. Mr. Altman graduated from The Ohio State University School of Business.

C. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2027.

Name	Age	Year First Elected Director	Position
Zahid Afzal	62	2025	Director
Lee J. Burdman	61	2025	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

Zahid Afzal has served as a member of the Board of Directors of the Corporation since February 28, 2025. He previously served on the Board of Premier from 2020 to 2025. He is a member of the Board of Directors of Buckeye Insurance Group, Piqua, Ohio since 2019 and he serves on the Board of Directors of Axiom Bank, Orlando, Florida. He previously served as the Chief Operating Officer at Home Savings Bank from 2018 to 2020. Prior to joining Home Savings, Mr. Afzal served as executive vice president, Chief Technology and Operations Executive at Capital Bank in Raleigh, N.C. from 2013 to 2017. He has also held executive positions with Huntington National Bank and Bank of America. Prior to that he has been in various leadership positions at Broadslate Networks, Citicorp and MCI Communications. Mr. Afzal earned a degree in Computer Science and Management from Strayer University. He also completed executive leadership programs from Duke University and Ohio State University.

Lee J. Burdman has served on the Board of Directors of the Corporation since February 28, 2025. He previously served as a member of the Board of Directors of Premier from 2020 to 2025. Mr. Burdman is Co-Founder and Managing Partner of Redstone Investments, a development, management and acquisitions company focused on shopping center development, headquartered in Youngstown, OH since 1992. He also serves on the board of directors of SIMCO Management Corp., a residential apartment management firm operating in northeast Ohio and northwest Pennsylvania. Mr. Burdman served on the boards of United Community Financial Corp. and Home Savings Bank from 2011 through 2020. Mr. Burdman contributes to the Board through his more than 30 years of experience and expertise in owning, managing and developing real estate, commercial real estate lending, financial literacy and executive management. Mr. Burdman received a Bachelors Degree in Economics from the University of Michigan and a Masters in Business Administration from the Fuqua School of Business at Duke University.

Continuing Directors

In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2026.

Name	Age	Year First Elected Director	Position
Todd F. Clossin	63	2014	Director
Michael J. Crawford	69	2018	Director
Abigail M. Feinknopf	57	2002	Director
Denise Knouse-Snyder	54	2016	Director
Jay T. McCamic	69	2003	Director
F. Eric Nelson, Jr.	64	2007	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

TODD F. CLOSSIN has served as a member of the Board of Directors of the Corporation since 2014. He served as President and Chief Executive Officer of the Corporation through July 31, 2023. Mr. Clossin is also a member of the Executive Committee of the Board, the Enterprise Risk Management Committee, the Asset/Liability Management Committee, and the Loan Review Committee of the Bank. Mr. Clossin formerly served as Executive Vice President and Chief Administrative Officer for Fifth Third Bank. At Fifth Third, Mr. Clossin served in many retail and commercial capacities and was responsible for strategic planning, marketing, customer experience, distribution strategies, sourcing, facilities, sustainability, social media, and analytics. His career with Fifth Third also included serving as President and Chief Executive Officer, Fifth Third Bank Midwest and Midsouth Regions from 2010 to 2011, President and Chief Executive Officer, Fifth Third Bank Midwest and Florida Regions from 2009 to 2010, President and Chief Executive Officer, Fifth Third Bank Midwest Region from 2006 to 2009, President and Chief Executive Officer, Fifth Third Bank North Ohio Region from 2005 to 2006 and President and Chief Executive Officer, Fifth Third Bank Tennessee from 2002 to 2005. In his 39 year banking career, Mr. Clossin also served in various capacities with Key Bank and Society Bank in Columbus, Dayton, Cleveland, and Canton. Mr. Clossin is a graduate of Mount Union College where he received a B.A. in Business Administration and a graduate of Akron University where he received an MBA. He is also a graduate of the Darden School of Business Advanced Commercial Lending Program, Weatherhead School of Business Executive Leadership Program, Center of Creative Leadership’s Leadership at the Peak Program and Stanford University’s Strategy and Organization Program. Mr. Clossin’s experience in banking and especially in many of the markets in which the Corporation operates, make him qualified to serve on the Board of Directors of the Corporation.

MICHAEL J. CRAWFORD has served as a member of the Board of Directors of the Corporation since August 20, 2018. He also serves on the Audit Committee, Insurance Committee, which he chairs, and Personnel and Post Retirement Committee. He served as a Director of Farmers and United Bank & Capital Trust Company from 2010 to August 2018, and was Chairman of the Board of Directors of Citizens Bank of Northern Kentucky. Mr. Crawford currently serves as Senior Vice President of AssuredPartners of Kentucky and formerly served as Managing Director from 2012 to 2019. Mr. Crawford was President and Director of Crawford Insurance, a life, health, individual and commercial insurance agency from 1995 until October of 2012 when the business was acquired by AssuredPartners. Mr. Crawford brings extensive risk management skills and general business experience to our Board through his career of selling and providing comprehensive insurance to his clients and managing an insurance company. Mr. Crawford was also instrumental in forming a successful de-novo bank in 1993, which Farmers acquired 12 years later.

ABIGAIL M. FEINKNOPF has served as a member of the Board of Directors of the Corporation since March 1, 2002. She currently serves on the Marketing Committee of the Corporation and the Loan Review Committee of the Bank. Ms. Feinknopf has extensive marketing experience in the Columbus, Ohio market, having served for years in a marketing and business development role in the Ohio architectural industry, representing Karlsberger Companies. She continues to provide marketing and business development consultation to Feinknopf Photography, also based in Columbus. Ms. Feinknopf is an artist and designer and operates her own commission-based studio. She graduated from West Virginia University with a B.A. in English and also attended Capital University in Columbus, Ohio. She also represents significant share ownership and has prior bank board experience, having served on the Board of American Bancorporation and its wholly owned subsidiary, Wheeling National Bank. Her marketing background and experience, together with her stockholder interest and her knowledge of a key market in which the Corporation operates, Columbus, Ohio, make her a valuable member of our Board of Directors and qualified to serve.

DENISE KNOUSE-SNYDER has served as a member of the Board of Directors of the Corporation since April 20, 2016. She currently serves as a member of the Executive Committee and Asset/Liability Management Committee of the Corporation and the Executive Loan Committee of the Bank. She is a resident of the Wheeling, West Virginia, area. Ms. Knouse-Snyder, an attorney, is currently a member of the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC in Wheeling, West Virginia, and has served in that capacity from 2000 to the present. She formerly served as an associate attorney with the firm from 1995 to 2000. She has extensive experience with structuring, drafting, and negotiating commercial transactions and loans, acquisitions and workouts for financial institutions, business entities and individuals. The focus of her current practice includes financial services litigation, commercial and banking law, creditors’ rights, and bankruptcy law. She is a member of the West Virginia State Bar, is admitted to practice before the United States District Court, Northern and Southern Districts, United States Court of Appeals for the Fourth Circuit, various Circuit Courts in West Virginia, and the West Virginia Supreme Court of Appeals. She has served in various bar association capacities for the Ohio County Bar Association and the West Virginia State Bar and is a member of the American Bar Association. She also is a member of the West Virginia Bankruptcy Bar. She currently serves as a member of the Board of Directors of the Easter Seal Rehabilitation Center, Inc. located in Wheeling, West Virginia. She has an undergraduate degree from West Virginia University in accounting and is a graduate of the West Virginia University College of Law with a juris doctor degree in 1995 and was a member of the Order of the Coif. Her extensive experience in structuring, drafting, and negotiating commercial transactions for Wesbanco for the last 30 years is an invaluable skill and knowledge base for the Board of Directors as is her regulatory and legal expertise.

JAY T. McCAMIC has served as a member of the Board of Directors of the Corporation since January 1, 2003 and is a member and Chairman of the Nominating Committee of the Corporation, and a member of the Loan Review Committee, and the Trust Committee of the Bank. He is an inactive lawyer and owner of McCamic Law Firm, PLLC. Mr. McCamic is a graduate of the University of North Carolina and obtained his Doctor of Jurisprudence from West Virginia University College of Law. He is a member of numerous professional organizations and has actively practiced law for approximately 41 years. He has focused primarily on litigation and practices both in Pennsylvania and in West Virginia. He has had a wide variety of experience in both civil and criminal legal matters including becoming designated as a “learned counsel” in federal capital cases. Mr. McCamic has prior bank board experience, having served on the Board of Directors of American Bancorporation and its wholly owned subsidiary, Wheeling National Bank. Mr. McCamic represents significant share ownership and his legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated industry. Mr. McCamic's work has caused him to travel extensively in representing clients in multiple jurisdictions; therefore, providing valuable insight in economic trends and conditions in numerous markets. Mr. McCamic brings a stockholder perspective based on his representation of significant share ownership interests, a professional practitioner's perspective on the regulatory environment within which the Corporation operates and numerous years of bank board experience which make him a valuable member of our Board of Directors and qualified to serve.

F. ERIC NELSON, JR. has served as a member of the Board of Directors of the Corporation since April 18, 2007. He also serves as a member of the Executive Committee, the Enterprise Risk Management Committee of the Corporation and is a member and Chairman of the Loan Review Committee of the Bank. Mr. Nelson is Secretary of the West Virginia Department of Revenue and a former member of the Senate in the West Virginia Legislature. Mr. Nelson has been President of Nelson Enterprises, Inc., a privately-owned investment company in Charleston, West Virginia, since 2005, and was general partner of Mountaineer Capital, LP, a venture capital firm from 2000 to 2007. Mr. Nelson has a degree in Business Administration and Accounting from Washington and Lee University and is the former Treasurer of City Holding Company and a former member of the executive management team of City Holding Company where he exercised direct responsibility for asset liability management, investment portfolio management and a broker/dealer subsidiary. In addition, the closely held family company which he currently operates, Nelson Enterprises, is a diversified investment company focusing on real estate, natural resources, money management and entrepreneurial activity in the Appalachian Region. Mr. Nelson brings experience as a former executive officer with another financial institution, extensive experience in investment management and analysis and a current perspective on economic activity in Charleston and in West Virginia in general, a key market within which the Corporation operates. Given his extensive banking background, his financial analytical skills and perspective on economic development initiatives in West Virginia, and his public service, Mr. Nelson is a valuable member of our Board and qualified to serve.

B. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2027.

Name	Age	Year First Elected Director	Position
James W. Cornelsen	70	2019	Director
Robert J. Fitzsimmons	46	2018	Director
D. Bruce Knox	64	2007	Director
Jeffrey H. Jackson	52	2023	Director, President & CEO

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

JAMES W. CORNELSEN has served as a member of the Board of Directors of the Corporation since November 22, 2019 and also serves as the Chairman of the Mid-Atlantic Market for the Corporation and the Bank since such date. He also serves on the Executive Loan Committee of the Bank. He formerly served as President and Chief Executive Officer of Old Line Bancshares and was a member of the Board of Directors since its incorporation in April of 2003. He joined Old Line Bank as President and Chief Executive Officer and became a member of its Board of Directors in 1994. He has served as Chairman of the Loan Committee and the Assets and Liability Committee and has over 45 years of commercial banking experience. Prior to joining Old Line Bank, he served in many capacities during his 15 years with Citizens Bank of Maryland. Mr. Cornelsen serves on the Board of Directors of the Maryland Bankers Association, Atlantic Community Bankers Bank, the Maryland Chamber of Commerce, the Greater Washington Board of Trade, United Way of the National Capital Area, Junior Achievement of Greater Washington, The Foundation Schools, Maryland Humanities Council, Maryland Theatre for the Performing Arts, Greater Prince George’s Business Roundtable and FIS Global CEO Strategic Planning Advisory Council. In addition, Mr. Cornelsen previously served as the Chairman of the Board of Directors of the Prince George’s County Chamber of Commerce and as the Chairman of the Board of Trustees of St. Mary’s Ryken High School. He has also served on the American Bankers Association Community Bankers Council, the American Bankers Association Administrative Committee, and the American Bankers Association Board of Directors for the Board of Economic Growth. Mr. Cornelsen’s years of banking experience and proven leadership in the success of these companies combined with his leadership skills qualifies him to serve.

ROBERT J. FITZSIMMONS has served as a member of the Board of Directors of the Corporation since April 18, 2018. He is a lawyer and a member of the Fitzsimmons Law Firm, PLLC since May of 2004 which focuses principally on civil litigation. He currently serves as a member of the Audit Committee and Insurance Committee of the Corporation. He also is a principal of several closely held companies operating in the areas of commercial real estate and broadcasting. He previously served as a West Virginia State Senator from January 2013 through 2015 and was the vice chairman of the Banking and Insurance Committee. He also has prior public company experience, having served as a director of First West Virginia Bancorp., a West Virginia bank holding company (now "CB Financial Services, Inc.") from May of 2014 until February of 2018. Mr. Fitzsimmons is a graduate of Washington University in St. Louis with a B.S. degree in Biomedical Engineering and is a graduate of the Wake Forest University College of Law with a Juris Doctor degree. Mr. Fitzsimmons has prior bank board experience, prior public company experience, represents a significant family shareholder and customer relationship and has both a legal and public service background, all of which makes him qualified to serve.

D. BRUCE KNOX has served as a member of the Board of Directors of the Corporation since November 30, 2007. He currently serves as a member of the Audit Committee, the Nominating Committee, the Personnel and Post Retirement Committee and the Insurance Committee of the Corporation. Mr. Knox formerly served as Executive Vice President of Oak Hill Banks from December 2007 to May 2008. He also previously served as Executive Vice President of Oak Hill Financial, Inc. from January 2005 to December 2007 and Chief Information Officer from January 2000 to December 2007. Mr. Knox has approximately 27 years of banking experience centered principally in operations, data processing and asset liability management. His extensive experience in information technology and service as a chief information officer for a regional banking corporation make him uniquely suited to offer advice and counsel on strategic direction in information technology. He has been instrumental in providing advice to the Corporation on its technology initiatives and in expanding its internet banking products. Mr. Knox’s extensive experiences in banking and information technology make him a valuable member of our Board of Directors and qualify him to serve.

JEFFREY H. JACKSON is the President and Chief Executive Officer of the Corporation and the Bank after joining Wesbanco in August 2022 as Senior Executive Vice President and Chief Operating Officer. Mr. Jackson was elected to the Board of Directors effective August 1, 2023. Mr. Jackson is also a member of the Executive Committee of the Board, the Enterprise Risk Management Committee, the Personnel and Post Retirement Committee, the Disclosure Committee, the Marketing Committee, and the Asset Liability Management Committee of the Corporation and the Loan Review Committee, the Compliance Committee, the Community Development Committee, and the Allowance Committee. Prior to joining Wesbanco, Mr. Jackson was with First Horizon Bank, where he was Executive Vice President and Chief Operating Officer of regional banking in Memphis, Tennessee. Before that, he was Regional President for Florida; and Market President for Southeast Tennessee and Atlanta. Mr. Jackson is a graduate of Auburn University and received a certificate of Corporate Strategy from Columbia University.

Each nominee has indicated that he or she is willing and able to serve on the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. The Board of Directors is soliciting discretionary authority to cumulate votes in the election of Directors, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

Executive Officers of the Corporation

The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

JEFFREY H. JACKSON, age 52, is the President and Chief Executive Officer of the Corporation and the Bank. He formerly served as Senior Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Operating Officer of the Bank from August 15, 2022 until August 1, 2023. Mr. Jackson formerly served as Executive Vice President and Chief Operating Officer of Regional Banking for First Horizon Bank based in Memphis, TN and also served as Regional President for the State of Florida and Market President for Southeast Tennessee and Atlanta. Prior to his career in banking, he spent 15 years with IBM in a variety of positions. Mr. Jackson is a graduate of Auburn University and received a Certificate of Corporate strategy from Columbia University.

JAYSON M. ZATTA, age 64, has served as Senior Executive Vice President – Chief Banking Officer since February of 2020. Prior to that, he served as Executive Vice President – Chief Banking Officer from April of 2017 and Executive Vice President – Chief Lending Officer from March 2015 and Executive Vice President of Commercial Banking, overseeing the commercial lending function for all markets, since joining the Corporation in 2008. Prior to joining the Corporation, Mr. Zatta was employed by Huntington Bank as President of the Ohio Valley Region and was formerly Executive Vice President and Senior Credit Officer at Sky Bank. He has over 37 years’ experience in various lending and leadership capacities.

DANIEL K. WEISS, JR., age 43, has served as Senior Executive Vice President and Chief Financial Officer since January 1, 2022. He previously served as Senior Vice President & Chief Accounting Officer since January, 2021 and previously served as Senior Vice President and Corporate Controller, as well as working in various other roles, since joining the Corporation in 2008. Prior to joining the Corporation, Mr. Weiss was employed by Deloitte, in the audit practice, where he obtained a diverse background working as a public accountant in the financial services, manufacturing, healthcare and retail industries. Mr. Weiss has 20 years of experience and is a licensed Certified Public Accountant.

MICHAEL L. PERKINS, age 59, is the Senior Executive Vice President - Chief Risk Officer of the Corporation and has served in enterprise risk management responsibilities since 2001. Prior to that, he was Senior Vice President and Chief Auditor of the Corporation. Mr. Perkins has 35 years’ experience in banking, working in the financial services industry as a public accountant prior to joining the Corporation in 1995. Mr. Perkins is a licensed Certified Public Accountant.

Kimberly L. Griffith age 56, was appointed Senior Executive Vice President Chief Human Resources Officer in July 2024 after being named and serving as Interim Senior Executive Vice President beginning in April 2024. She oversees Human Resources and Corporate Training for the bank. She previously served as Executive Vice President Human Resources since May 2023. Ms. Griffith joined the organization in 2006 and has held roles of increasing responsibility for the bank. She has 25 years of experience in human resources strategy and management. Ms. Griffith is a graduate of West Virginia University and holds a Senior Professional Human Resources (SPHR) Certification

Jan M. Pattishall Krupinski, age 45, was appointed Senior Executive Vice President and Chief Administrative Officer in October 2024 after serving as the Director of Operations since 2019. She oversees banking and lending operations, as well as facilities, procurement, and enterprise strategy. Ms. Pattishall-Krupinski joined the organization in 2011 and has held various leadership positions in Information Technology, Project Management, and Risk Management. Prior to joining Wesbanco, she worked as a technical consultant in Pittsburgh, PA. Ms. Pattishall-Krupinski holds a B.S. From the Pennsylvania State University and is a graduate of Harvard Business School's Advanced Management program.

Alisha K. Hipwell, age 54, has served as Senior Executive Vice President and Chief Communications Officer since January 2025, overseeing corporate communications, marketing and foundation related activities. She joined the Corporation in 2023 as Senior Vice President, Corporate Communications and has more than 25 years of experience as a journalist, consultant and strategic communications leader for global companies, including Alcoa, Arconic and Kennametal. Ms. Hipwell is a graduate of Miami University.

SCOTT A. LOVE, age 48, is the Executive Vice President, Wealth Management. He formerly served as Executive Vice President, Chief Investment Strategist and Chair of the Chief Investment Office. He has been with the Corporation since 2012 and has more than 21 years of investment research and portfolio management experience. Mr. Love is a Chartered Alternative Investment Analyst and a Chartered Investment Management Analyst. He is a graduate of Baldwin Wallace College and received a master’s degree in Business Administration from Case Western Reserve University.

ROBERT H. FRIEND, age 61, has served as Executive Vice President – Chief Credit Officer since June of 2022. Prior to that, he served as Executive Vice President – Regional Credit Officer. Mr. Friend joined the Corporation in July 2012. He has over 31 years of banking experience in lending, credit and management roles, beginning with PNC Bank in Pittsburgh, Pennsylvania. Mr. Friend began his career in public accounting with Touche Ross & Co. in Cincinnati, Ohio.

Stephen J. Lawrence, age 67, has served as Executive Vice President & Chief Internal Auditor since May of 2016. Prior to that, he served as Senior Vice President while continuing as Chief Internal Auditor since 2001. He also served as Audit Manager and Regional Bank Operations Manager since joining the Corporation in 1994 through the acquisition of First Fidelity Bancorp, Inc. Mr. Lawrence has more than 42 years of experience in the banking industry and is a Certified Bank Auditor.

BRENT E. RICHMOND, age 61, is currently Executive Vice President – Treasury of the Corporation. Mr. Richmond served as Executive Vice President – Operations from March 2002, until December, 2003. Mr. Richmond was the President and Chief Operating Officer of American Bancorporation until its merger with the Corporation on March 1, 2002, as well as Chief Executive Officer of Wheeling National Bank. Mr. Richmond previously held the positions of Executive Vice President, Chief Financial Officer and Corporate Secretary of American Bancorporation.

Management Succession

The executive officers of the Corporation engage in a formal process of management succession which includes both an annual review and assessment of talent, skills, leadership and diversity in a series of meetings in the spring or early summer, and an assessment of promotability and depth at key positions within the Corporation. This meeting is followed with a formal presentation to the full Board of Directors of key executive officer positions with an assessment of the depth of leadership at each such position, proximity to retirement of key executives and identification of whether the position can be filled internally or externally.

Compensation Discussion and Analysis

Introduction

The following discussion and analysis explain the Corporation’s compensation program as it applies to the executive officers named in the “Summary Compensation Table” on page 39, who we refer collectively to as the “named executive officers.” This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tables and narrative disclosure that follows the Summary Compensation Table. The named executive officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by the Bank for services rendered as officers of the Bank.

Overall, the Board of Directors believes that the Corporation’s compensation program is effective in aligning the compensation of our executive officers with the long-term interests of our stockholders. Incentive compensation programs consist of a blend of annual and long-term performance and time-based compensation, are structured to preclude excessive and unnecessary risk-taking, and utilize performance metrics established in advance based on an annual budget and business planning process. The incentive plans also contain caps or limitations on the amounts that can be awarded.

We value our stockholders’ opinions and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders. We believe that ongoing engagement builds mutual trust and alignment with our stockholders and is essential to our long-term success. The Compensation Committee considered the results of the 2024 advisory, non-binding vote on named executive compensation in connection with the discharge of its responsibilities. Since approximately 81% of the total shares voted on the proposal were voted in favor of the compensation of our named executive officers described in our proxy statement in 2024, the Compensation Committee did not implement significant changes to our named executive compensation program as a result of the shareholder advisory vote.

Compensation Philosophy and Objectives

The Corporation’s Compensation Committee has adopted a philosophy statement on executive compensation. The philosophy statement expresses the Corporation’s desire to become the employer of choice and to be viewed as a model of best practices for executive compensation. Applying that philosophy, our compensation programs are designed to provide the appropriate mix of compensation and benefits in order to promote the interests of the Corporation and its stockholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

•
Attract and retain executive officers by offering base salary that is competitive with that offered by similarly situated banks in the markets in which we compete and by rewarding outstanding individual performance;
•
Promote and reward the achievement of short-term and long-term objectives set by the Board (after taking into consideration management's recommendations) without encouraging unnecessary and excessive risk taking by our executive officers; and
•
Align the interests of executive officers with those of our stockholders by making incentive compensation an important aspect of our executive’s compensation.

The philosophy statement delineates the following four fundamental principles in establishing executive compensation: (i) the Corporation’s performance both in terms of the attainment of short-term and long-term goals; (ii) the competitiveness of the Corporation’s executive officers’ salaries to that of similarly qualified and situated officers in markets in which it competes; (iii) the individual performance of each executive officer and (iv) the recommendations of the Chief Executive Officer regarding all executive officers other than himself. Our executive compensation policies align with sound governance principles. The following chart highlights our fiscal 2024 executive compensation policies and practices:

What We Do	What We Don’t Do

Performance-based cash and equity incentive compensation

Caps on performance-based cash and equity incentive compensation

Annual review and approval of our executive compensation strategy

Significant portion of executive compensation at risk based on corporate performance

Recovery required for erroneously awarded Incentive Based Compensation

Stock ownership guidelines for executive officers and non-employee directors

Multi-year equity award vesting periods for equity awards

Independent compensation consultant engaged by the Compensation Committee

100% independent directors on the Compensation Committee

Limited perquisites

No “single trigger” change in control payments and benefits

No tax gross-ups for change in control related excise tax payments

No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock

No strict benchmarking of compensation to a specific percentile of our compensation peer group

Administration of the Executive Compensation Program

Compensation Committee Process. Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee met three times during calendar year 2024 and has met once so far during calendar year 2025. Ms. Rosie Allen-Herring, chairperson of our Compensation Committee, works with our Chief Executive Officer to establish the meeting agenda. The Compensation Committee typically meets with the Chief Executive Officer and, where appropriate, with legal counsel and with outside compensation advisors. The Compensation Committee also regularly meets in executive session without management.

The Committee annually reviews the Compensation Committee Charter and all incentive plans used throughout the Corporation in all business lines. In this review of the incentive plans, the Committee makes a determination of whether the plans, individually or collectively, encourage excessive risk taking, whether each of the plans have reasonable limits and caps, and whether the overall structure of the incentive plans is aligned with the interests of the stockholders.

The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•
Financial reports on year-to-date performance versus budget and compared to prior year performance;
•
Calculations and reports on levels of achievement of individual and corporate performance objectives;
•
Reports on the Corporation’s strategic objectives and budget for future periods;
•
Reports on the Corporation’s year over year performance and current year performance versus a peer group of companies;
•
Information on the executive officers’ stock ownership and equity award holdings;
•
Information regarding equity compensation plan dilution;
•
Estimated grant date values of equity awards under applicable guidance, including stock options (using the Black-Scholes valuation methodology);
•
Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or in connection with a change in control of the Corporation;
•
Information regarding compensation programs and compensation levels at study groups of companies identified by independent compensation consultants or through statistical comparisons compiled by management using third party source information such as S&P Global Market Intelligence Executive Compensation Review; and
•
Independent consultant reports.

Use of Peer Group. The philosophy statement adopts the position that annual compensation for all executive officers should be targeted to be at or above the 50th percentile of companies in our peer group, based on information provided to the Compensation Committee by its independent compensation consultant, and should provide for performance bonuses based on performance metrics established at the discretion of the Compensation Committee. In addition, the Committee reviews peer group reports for 2024 (based on 2023 proxy information), reviewed by our Compensation Committee, which consisted of 15 regional banks from approximately $13.3 Billion to $30 Billion in total assets. The peer group used for our executive compensation review differs from the indices used in the performance graph contained in our annual report on Form 10-K. Our peer group for 2024 compensation purposes (the “2024 Peer Group”) is comprised of the 15 banks listed below:

Ameris Bankcorp (ABCB)	Atlantic Union Bkshs Corp. (AUB)	Community Bank System Inc. (CBU)

First Merchants Corp. (FRME)	First Financial Bancorp. (FFBC)	Independent Bank Corp. (INDB)

OceanFirst Financial Corp. (OCFC)	Fulton Financial Corp. (FULT)	Sandy Spring Bancorp Inc. (SASR)

Renasant Corp. (RNST)	TowneBank (TOWN)	Trustmark Corp. (TRMK)

United Bankshares Inc. (UBSI)	NBT Bancorp Inc. (NBTB)	United Community Banks Inc. (UCBI)

The Committee last conducted an independent review of total compensation for the named executive officers in May 2023, followed by a supplemental report in November 2023. The Committee engaged Cowden & Associates ("Cowden") to provide a study based on the 2023 Peer Group. The Compensation Committee also confirmed its determination that Cowden was independent and that there were no conflicts of interest with respect to the work applicable for review and consideration by the Compensation Committee based on the consideration of the factors specified in the rules of the SEC and the listing standards of the Nasdaq Stock Market. The initial assessment prepared by Cowden was dated May 12, 2023, and was presented at the Committee meeting held on May 24, 2023. This report provided a market based study of total compensation regarding the named executive officers and Board of Director fees to the 2023 Peer Group and recommendations for consideration.

The report noted a gap in Wesbanco's total compensation for its CEO and CFO compared to the 2023 Peer Group averages. Cowden recommended that the Compensation Committee consider higher target levels as part of its compensation philosophy and implement changes to attain those targets over an extended period. Cowden also recommended increasing award opportunities at threshold performance levels and above target. Cowden also recommended increasing award opportunities for equity grants, but changing the weighting more towards performance based awards.

As a follow up to the May report, the Compensation Committee requested specific recommendations from Cowden to be presented to the Compensation Committee at its November 15, 2023, meeting. Accordingly, at that meeting, Cowden submitted a memo dated November 7, 2023, outlining methods for potentially closing the gap in total compensation for the named executive officers as compared to their 2023 Peer Group.

The Cowden report included specific areas for consideration including: (i) adopting target percentiles for each position within the named executive officers considering factors such as industry experience, position experience and other factors; (ii) considering both merit increases and market adjustments (compared to the 2023 Peer Group) for adjusting base compensation; (iii) lowering the threshold level for incentive compensation; and (iv) adjustments to target and maximum to reflect other 2023 Peer Group practices, along with other considerations for equity awards such as targeting more performance based grants and adjusting payment periods on the total shareholder return grants.

Based on the information provided in the May and November reports by Cowden, the Committee felt that any gaps in total compensation to peer group averages also be compared to peer group total shareholder return for future reports in a manner similar to the Pay Versus Performance format noted on page 53. The Committee also requested that Cowden provide further guidance on compensation trends and recommendations for consideration at its next meeting. In selecting Cowden for the 2024 update, the Committee confirmed its determination that Cowden is independent and that there are no conflicts of interest with respect to the work applicable for review.

Cowden provided additional recommendations to the Compensation Committee at its subsequent meeting on February 21, 2024. Cowden provided the following chart depicting the gap in both base compensation and total compensation:

	CEO	CFO	Chief Banking Officer	Sr VP Risk	Sr EVP - HR
Industry Experience	25+	20+	36+	35+	35+
Position Experience – WesBanco	1	15	30+	25+	25+
Position Average – Peer Group for CEO and CFO and Industry Average for others	17	8	15+	10+	10+
Base Compensation: Estimated Current Market Placement - Peer Group for CEO and CFO and Industry Average for others (%ile)	50	3	40	35	40
Total Compensation: Estimated Current Market Placement - Peer Group for CEO and CFO and Industry Average for others (%ile)	35	25	35	30	34
Target Total Compensation Percentile: Compared to applicable Peer Group or Industry	50 (currently set at this level as a target and disclosed in proxy)	50 (currently set at this level as a target and disclosed in proxy)	Target percentile ___ – tied to Industry data for banks of similar size/structure)	Target percentile ___ – tied to Industry data for banks of similar size/structure)	Target percentile ___ – tied to Industry data for banks of similar size/structure)

Cowden discussed with the Committee various options to consider and also discussed plan design best practices for the Corporation's Incentive, Bonus, Option and Restricted Stock Plan. The Committee noted that many of the best practices were already incorporated into the incentive plan design. They favored an increased ratio in performance based compensation as an appropriate method to close the gap while also adjusting base compensation and its direct relation to adjusting incentive compensation as a method to keep pace with the growth of the Corporation.

The Compensation Committee, at its meeting on May 15, 2024, also received a separate management-prepared total compensation comparison with the 2024 Peer Group. This analysis compared each type of compensation (base pay, incentive compensation, stock options and awards, retirement benefits and all other compensation) and total average compensation for each named executive officer of Wesbanco to the average of the 2024 Peer Group based on 2024 proxy information (2023 data). This analysis utilized averages and percentiles. The Compensation Committee did not attempt to maintain an established target percentile compensation level with regard to this management-provided compensation data. Rather the Committee used this information to determine whether the compensation paid to our executives was generally competitive relative to the market. The Committee addressed the gaps in base compensation by increasing Mr. Jackson's and Mr. Weiss's base compensation to bring them more in line with peer averages. The Committee also addressed the gap in total compensation by authorizing the implementation of a supplemental executive retirement plan ("SERP") for both Mr. Jackson and Mr. Weiss. See section entitled "SERP" on page 32. The Compensation Committee also noted comparable performance ratios based on core earnings for 2023 with a ROAA of 0.98% compared to the peer group’s median of 1.13% and core return on average tangible common equity of 13.36% compared to the peer group’s median of 14.56%.

Management’s Role in the Compensation-Setting Process. Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are:

•
Evaluating employee performance;
•
Establishing business performance targets and objectives for individual executives other than the named executive officers; and
•
Recommending to the Compensation Committee salary levels and equity awards.

Our Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings. Our management also prepares meeting information for each Compensation Committee meeting.

The Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:

•
Background information regarding the Corporation’s strategic objectives;
•
His evaluation of the performance of the senior executive officers; and
•
Compensation recommendations as to senior executive officers (other than himself).

Annual Evaluation. Our Compensation Committee meets in an executive session each year to evaluate the performance of the named executive officers, to determine their annual bonuses for the prior fiscal year, to certify achievement of performance measures after the measurement period, to establish their performance objectives for the current fiscal year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

The Compensation Committee’s process begins with establishing individual and corporate performance objectives for senior executive officers, including all of our named executive officers, in the first quarter of each calendar year. Our Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within the Corporation.

Components of Executive Compensation

The principal components of our executive compensation program are:

•
Base salary;
•
Annual cash incentive awards;
•
Long-term incentives; and
•
Retirement plans.

In addition to these principal components, our compensation program also includes employment contracts, change in control agreements, deferred compensation opportunities, a bank-owned life insurance program and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the named executive officers.

Annual Compensation

Our executive officers receive two forms of annual cash compensation, base salary, and annual incentive awards. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions.

The annual compensation program, as espoused by our Compensation Committee through its philosophy statement, is intended to target Corporation performance, both in terms of the attainment of short-term and long-term goals, and to consider principally return on equity, growth in earnings per share, and return on assets.

For 2024, the Compensation Committee did consider the 2024 Peer Group data with respect to annual compensation increases at the May 15, 2024 meeting. Given the relative performance of the Corporation compared to the 2024 Peer Group, the Committee determined to provide average increases in base compensation in the range of 3.16% for the year for all officers. The Committee also agreed to continue to utilize a fixed percentage of base salary to determine the size of equity awards for certain executive officers consisting of 80% time based restricted stock and 20% of performance based restricted stock based (at target achievement) on the number of shares awarded, benchmarked against the 2024 Peer Group. Each of the named executive officers were fixed at 90% of base salary for equity awards for the year 2024, except for Mr. Richmond who was fixed at 80% of base salary.

The Committee also reviewed the performance ratios based on both return on assets and return on average tangible common equity to the peer group.

Base Salary. Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, our Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary.

Based on compensation data provided by the Compensation Committee’s independent compensation consultant, Cowden, peer group comparisons, individual evaluations and internal equities, our chief executive officer recommends base salaries for all executive officers to the Compensation Committee for their consideration, except with respect to his own salary. Based on the Compensation Committee’s review of the applicable compensation data, as discussed above and including Mr. Jackson’s recommendations for 2024, base salary increases for all executive officers for the 2024 fiscal year averaged approximately 3% - 5%, except for changes in base salary due to title or position changes. Mr. Jackson received an increase of 6%, Mr. Weiss received an increase of 5%, Mr. Zatta 5%, Mr. Pietranton 5% and Mr. Richmond 5%. See the “Summary Compensation Table” on page 39 for more information about the 2024 base salaries of our named executive officers.

Annual Cash Incentive Awards. Annual incentive awards, in the form of annual cash bonuses, are made to our named executive officers under the amended and restated Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan, which we refer to as the Incentive Plan and which was most recently approved by our stockholders on April 17, 2024. For additional information regarding our Incentive Plan, see the section entitled “Key Executive Incentive Bonus, Option and Restricted Stock Plan” on page 42. The Compensation Committee makes awards and determines the amount, terms, and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants under the Incentive Plan. The Compensation Committee believes that annual cash incentive awards for our executives, which are the variable and at-risk portion of annual compensation, should be generally capped at 86.25% of base salary for the chief executive officer and the named executive officers.

Eligibility for Annual Incentive Awards. In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the executive must receive a “fully competent” performance rating; and (ii) the Corporation must meet 85% of its “overall corporate goal.”

Performance Rating. Our chief executive officer annually rates the performance of each of our other named executive officers and assigns a performance rating to the executives based on the executive’s performance during the fiscal year. The Compensation Committee evaluates the performance of our chief executive officer and assigns his performance rating. For 2024, all of our named executive officers received “fully competent” performance ratings.

Overall Corporate Goal. The Corporation’s overall corporate goal is targeted earnings per share (“EPS”) for a given fiscal year. The Committee set target performance measures based in part upon management’s confidential business plan and budget. The Committee set the EPS targets at levels deemed appropriate based on industry expectation, market opportunities and other factors the Committee believes are relevant.

For the 2024 fiscal year, the Corporation did meet the overall corporate goal on both a GAAP basis and non‑GAAP (excluding merger-related expenses) basis as adjusted for the capital raise (discussed below). The Committee reviewed the results using both GAAP and non‑GAAP earnings and elected to use non-GAAP earnings in its analysis and determination. The Committee determined that the use of non-GAAP earnings was the appropriate benchmark for incentive bonuses for the year as there were one-time merger related expenses included in GAAP earnings. The EPS goal may be adjusted by the Committee, in its sole discretion, for items attributed to non-GAAP operating events impacting the Corporation’s operating results, such as mergers and acquisitions, unusual gains or losses, significant asset sales or other out-of-the ordinary or one-time events which significantly impact the normal operations, such as the recent capital raise. In August of 2024, the Corporation raised $200 Million in common equity through the issuance of 7.3 Million shares in a private placement to strengthen capital in anticipation of the acquisition of Premier. The target EPS for the “overall corporate goal” in 2024 was $2.17, which the Corporation did meet under GAAP ($2.26) and under the non‑GAAP measure ($2.40). The Corporation also did meet the threshold of 85% of its “overall corporate goal” under each measure to satisfy the minimum in each category.

Core earnings per share is net income available to common shareholders, excluding after-tax restructuring and merger related expenses divided by diluted average shares outstanding adjusted for the capital raise of $200 million, which added approximately 7.3 million shares. GAAP EPS for 2024 was $1.92 at threshold, $2.26 at target and $2.60 at maximum.

Pre-tax Pre-Provision EPS is income before provision for income taxes less restructuring and merger-related expenses and provision for credit losses divided by diluted average shares outstanding adjusted for the capital raise of $20 million, which added approximately 7.3 million shares.

If the minimum overall corporate goal is not satisfied in a fiscal year, the Compensation Committee has the discretion to grant annual incentive awards for named executive officers and may adjust individual performance targets, which are discussed below, and determine the amount of an incentive award, accordingly. The Compensation Committee did not exercise discretion for the 2024 incentive bonus since the actual result was $2.40.

Determination of Incentive Award Amounts. If the eligibility thresholds discussed above have been satisfied, the Compensation Committee determines the amount of an executive’s annual cash incentive award based on the executive’s target incentive award and the satisfaction of corporate and individual performance targets discussed below.

Target Annual Incentive Awards. The table below sets forth certain information regarding the target, maximum and actual annual incentive awards for each named executive officer for the fiscal year ended December 31, 2024.

Incentive Awards for 2024

Name	Maximum Incentive Award % of Base Salary	Maximum Incentive Award	Target Incentive Award	Actual 2024 Incentive Award
Jeffrey H. Jackson	86.25%	$776,299	$675,043	$767,262
President & Chief Executive Officer
Daniel K. Weiss, Jr	86.25%	$388,127	$337,502	$383,609
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	86.25%	$475,081	$413,114	$469,550
Sr. Executive Vice President / Chief Banking Officer & Group Head - Banking & Trust
Michael L. Perkins	86.25%	$318,866	$277,274	$315,154
Sr. Executive Vice President & Chief Risk Officer
Anthony F. Pietranton[1]	86.25%	$330,349	$287,260	$163,252
Former Sr. Executive Vice President & Group Head - Human Resources & Facilities
Brent E. Richmond	46.00%	$148,203	$128,872	$146,478
Executive Vice President Treasury & Strategic Planning

1.
Mr. Pietranton is included as a named executive officer in this proxy statement as a result of applicable SEC rules. His employment with the Corporation ended effective June 19, 2024 as a result of his death, and his 2024 Incentive Award was prorated for the period of employment during 2024.

As shown in the table above, the maximum annual incentive award that a named executive officer may receive is based on a percentage of the executive’s annual base salary. The maximum annual incentive award an executive may receive is 115% of each of the executive’s individual performance targets for any one measurement category and the overall bonus cannot exceed 86.25% of base salary for 2024 established for such officer during the year (note that the base salaries used are those established for the named executive officers by the Committee in May of the applicable year and, due to the timing of salary increases, differ slightly from the base salaries disclosed in the Summary Compensation Table). The Compensation Committee sets target annual incentive awards to approximate annual cash incentive awards in approximately the 50th percentile range for comparable positions at banks within the 2024 Peer Group and considers the different accountabilities and responsibilities for the CEO and the other named executive officers. For 2024, the Compensation Committee determined that the target annual incentive award for our CEO would be equal to 75% of his base salary, which was $675,043. The Compensation Committee determined that the 2024 target annual incentive award for our CFO would be 75% of his base salary, or $337,502. In addition, the Compensation Committee set the target annual incentive awards for Jayson M. Zatta, Anthony F. Pietranton and Michael L. Perkins at 75% of each officer’s base salary and Mr. Richmond at 40% of base salary. See the table above for a comparison of the annual incentive award actually paid to each named executive officer in 2024 compared to the target and maximum awards that each executive could have received.

Individual Performance Targets. The Compensation Committee sets individual performance targets for each of the named executive officers. Mr. Jackson, Mr. Weiss, Mr. Zatta, Mr. Perkins and Mr. Pietranton's annual incentive awards are based on the following measures of Corporation performance: pre-tax, pre-provision EPS, core earnings per share, nonperforming assets ratio of less than 1.5%, net charge offs to total average loans of less than 0.30% and regulatory/compliance results. Reconciliation of core earnings per share described in section "Overall Corporate Goal" on page 23. In addition, Mr. Richmond's annual incentive awards are also based on completion of annual compliance reviews. These goals are established through the business planning process which develops an annual budget and are then recommended to the Compensation Committee by our Chief Executive Officer. The Compensation Committee then establishes the individual performance targets based in part on such recommendations. The Compensation Committee also retains some discretion to determine annual incentive awards outside of the relevant performance targets, as described below. The Corporation did achieve its target level in all categories as target for pre-tax pre-provision EPS was $3.15 and actual results were $3.48; target for core earnings per share was $2.17 and actual results were $2.40; target for nonperforming assets was less than 1.50% and actual results were 0.33%; target for net charge offs to total average loans was 0.30% and actual results were 0.09%; and target for regulatory/compliance was 100% and actual results were 115%.

For each named executive officer, their specific performance targets are weighted according to the extent to which the executive will be evaluated for delivering the results on the targets. The targets are set so that they are attainable if the Corporation meets its budgeted goals for the year. Since the Corporation did meet the threshold level of each budgeted goal for 2024, the named executive officers were eligible for bonuses, without the exercise of discretion by the Committee.

The Committee discretion portion is determined by the Committee utilizing a number of factors, including: (i) attainment of goals, (ii) opportunities for attainment, (iii) marketplace impact, (iv) competition, (v) effectiveness in performance and (vi) individual performance. Committee discretion represents 30% of the total annual bonus calculation and the Compensation Committee awarded the maximum percentage of 115% for that portion based on total results for 2024.

The following chart contains a detailed schedule of the individual performance metrics for 20241:

Name	Base Salary	2023 Bonus	Bonus %	Performance Targets	Incentive Weighting	Threshold 85%	Target 100%	Maximum 115%	Actual Results as of 12/31/24	Total Resultant Incentive	Overall Limitation
Jeffrey H.
Jackson	$900,057	$637,500	75%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$111,864
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$111,989
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$116,445
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$116,445
				Regulatory/Compliance Results	10%	85.00%	100.00%	115.00%	115.00%	$77,630
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$232,890
Total					100%					$767,262	$776,299

Daniel K.
Weiss, Jr.	$450,003	$261,105	75%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$55,929
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$55,991
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$58,219
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$58,219
				Regulatory/Compliance Results	10%	85.00%	100.00%	115.00%	115.00%	$38,813
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$116,438
Total					100%					$383,609	$388,127

Jayson M.
Zatta	$550,818	$393,441	75%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$68,459
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$68,525
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$71,262
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$71,262
				Regulatory/Compliance Results	10%	85.00%	100.00%	115.00%	115.00%	$47,508
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$142,524
Total					100%					$469,550	$475,081

Michael L.
Perkins	$369,699	$264,071	75%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$45,948
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$45,999
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$47,830
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$47,830
				Regulatory/Compliance Results	10%	85.00%	100.00%	115.00%	115.00%	$31,887
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$95,660
Total					100%					$315,154	$318,866

Anthony F.
Pietranton[2]	$383,013	$273,581	75%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$47,603
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$47,656
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$49,552
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$49,552
				Regulatory/Compliance Results	10%	85.00%	100.00%	115.00%	115.00%	$33,035
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$99,105
Total					100%					$326,503	$330,349
				50% of Total Resultant Incentive						$163,252
Brent E.
Richmond	$322,181	$122,735	40%	Pre-Tax Pre-Provision EPS	15%	$2.678	$3.150	$3.623	$3.480	$21,356
				Core Earnings Per Share	15%	$1.845	$2.170	$2.496	$2.400	$21,380
				Non-performing Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.33%	$22,230
				Net Charge Offs to Total Average Loans	15%	0.35%	0.30%	0.26%	0.09%	$22,230
				Complete Annual Compliance Reviews	10%	85.00%	100.00%	115.00%	115.00%	$14,820
				Committee Discretion	30%	85.00%	100.00%	115.00%	115.00%	$44,461
Total					100%					$146,478	$148,203
	$2,975,771	$1,952,433		TOTAL NAMED EXECUTIVES						$2,245,305	$2,436,925

1. Core earnings per share is net income available to common shareholders, excluding after-tax restructuring and merger related expenses divided by diluted average shares outstanding adjusted for the capital raise of $200 million, which added approximately 7.3 million shares.

2. Mr. Pietranton died on June 19, 2024 and accordingly the Compensation Committee awarded 50% of the annual bonus to which he would have qualified for a full year of service.

Payment of Annual Incentive Awards. Annual incentive awards for each named executive officer are calculated by multiplying the weighting assigned to a performance target by the target incentive award for the executive. The resulting product is then multiplied by the actual results achieved for that performance target. The Compensation Committee does this for each performance target, with the sum of all performance targets for a named executive officer generally being the annual incentive award for the executive. For 2024, the Corporation did satisfy its minimum overall corporate goal, so the officers were eligible for incentive payments without the exercise of discretion by the Committee.

The Committee noted that actual performance did achieve threshold in each category for the year 2024. The Committee granted awards as noted above with individual determinations explained in more detail below for each Named Executive Officer. As a result of that review, the Committee approved the payment of cash incentive awards for 2024 to the Named Executive Officers in the following amounts: Jeffrey H. Jackson - $767,262; Daniel K. Weiss, Jr. - $383,609; Jayson M. Zatta - $469,550; Michael L. Perkins - $315,154; Anthony F. Pietranton - $163,252 and Brent E. Richmond - $146,478.

The Compensation Committee, at its discretion, may allocate a portion of the annual cash bonus award to a deferred payout period. The deferred payout portion is then spread ratably over a three-year period beginning in the third year following the award of compensation. Thus, the annual bonus may include both a currently paid portion and a deferred portion. The Committee believes the deferral serves as an executive retention incentive in that an executive terminating his or her employment before deferred amounts are paid out forfeits such unpaid amounts. The Committee did not allocate any portion to a deferred payment period for 2024.

The amount of each award was based primarily on the factors noted above, the executive officer’s performance, the level of his or her responsibilities and internal equity considerations. The Committee also considered the competitive market data for the 2024 Peer Group from compensation surveys provided by the consultant in the earlier survey. In assessing each officer’s performance and determining award amounts, the Committee noted the following achievements:

•
In determining Mr. Jackson’s award, the Committee noted the successful capital raise of $200 Million in conjunction with the acquisition of Premier and the negotiation and completion of the acquisition, the largest in the Corporation's history. They also noted the Corporation's strong earnings performance for the year by exceeding budgeted net income by 11% and budgeted pre-tax, pre-provision net income by 12.4%. They also noted the strong loan growth of 8.7% year over year coupled with strong deposit growth of 7.3% year over year. Finally, they noted the 21% increase in fee income for the year while maintaining key credit quality metrics at low levels and favorable to peer bank averages.
•
In determining Mr. Weiss’ award, the Committee noted the overall performance of the Corporation and its attainment of all performance metrics in excess of target. They also noted the successful capital raise, in which he provided a leadership role, and the completion of the acquisition of Premier. They also noted his successful efforts in managing expenses as non-interest expense increased just 2.4% year over year. Finally, they noted his leadership role in the Corporation's investor relations program and the strong support for the common stock during the year 2024, as evidenced by the common equity raise through a private placement.
•
In determining Mr. Zatta’s award, the Committee noted his efforts in managing the Corporation's achievement of strong loan growth for the year while also growing deposits to essentially fund the full year's loan growth of $1 Billion. They also noted he was instrumental in driving non-interest income as fee income increased 21% year over year. Finally, they noted his leadership in preparing the Corporation to assimilate Premier and reorganizing the markets of the combined organization post merger to effectively support their respective communities and market.
•
In determining Mr. Perkins' award, the Committee noted the Corporation's overall strong performance for the year, but took special note of the strong metrics produced by the low level of nonperforming assets and net charge offs achieved for the year. They also noted the strong results in the regulatory/compliance metric for the year which they attributed, in part, to a robust risk management function, which he leads. They also noted his contributions in the overall planning for the integration of Premier.
•
In determining Mr. Pietranton’s award, which the Committee prorated due to his untimely death on June 19, 2024, the Committee noted the overall achievement by the Corporation in exceeding target in all performance categories for the year. They also noted his leadership in structuring personnel policies and procedures that facilitated the achievement of such a performance. They also noted his leadership in building a management succession talent development program that could drive better performance and assimilate growth, such as the Premier acquisition.

•
In determining Mr. Richmond's award, the Committee noted the Corporation's strong financial performance for the year. The Committee also noted the development of forecasting data that has improved the budget process for the Corporation, spearheaded by Mr. Richmond. They also noted his significant contributions in managing profitability and pricing for loans, products and services offered by the Corporation.

Long-Term Incentive Compensation

Our Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of the Corporation’s long-term strategic goals. Three principal types of long-term incentive awards are available to grant to executive officers under the Corporation’s Incentive Plan:

•
Stock options;
•
Restricted stock; and
•
Long-term cash bonuses.

In addition to these long-term incentive awards, the Compensation Committee has discretion to grant various other types of incentive awards.

Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in the Corporation and to share in the appreciation of the value of our stock. The Compensation Committee utilizes stock options as a compensation tool because they focus executives on the Corporation’s long-term performance, including stock appreciation. The Compensation Committee awards stock options in amounts and subject to terms and conditions intended to be competitive with those awarded for comparable positions at banks within the 2024 Peer Group. The Compensation Committee receives recommendations from our Chief Executive Officer for executive officers other than himself and provides overall compensation expense calculations for such awards. Stock options were granted to executive officers, including the named executive officers, in 2024. The options granted in 2024 for executive officers, including all of the named executive officers, vest one half on May 15, 2025, and the remaining one half on December 31, 2025, and exercisable for a period of seven years. See the “Grants of Plan-Based Awards for the Year ended December 31, 2024” table on page 41. Some features of our stock option program include:

•
Options are structured as either performance-based or time-based and vest over a designated period, assuming pre-established EPS targets and service requirements are met for performance-based options and the lapse of the designated period for time-based options. They are exercisable as they vest over the vesting period and effective in 2024, no option may vest earlier than at least one year after the grant date;
•
If EPS targets for a given year are not met, options that are performance-based are forfeited;
•
The term of each grant does not exceed 10 years;
•
As defined in our Incentive Plan, the exercise price is equal to the closing market price on the day prior to the grant date (we do not grant discounted stock options);
•
Grants do not include “reload” or “restored” provisions; and
•
Repricing of stock options is prohibited without stockholder approval.

Please see the “Outstanding Equity Awards at Fiscal Year-End” table on page 45, for a description of the outstanding options of our named executive officers.

Restricted Stock Awards. Restricted stock is granted at the discretion of the Committee and the Committee determines the applicable vesting schedule reflecting attainment of designated performance goals and/or continuous employment over a period of years specified in the award documents. The Committee may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a restricted stock award during the period prior to the lapse of the restrictions. The time based restricted stock granted in 2024 cliff vests in three years on May 25, 2027. See “Grants of Plan-Based Awards for the Year ended December 31, 2024” table on page 41 for information regarding the shares of restricted stock awarded to our named executive officers during 2024.

Long-Term Cash Bonuses. Under the long-term bonus portion of our Incentive Plan, participating key employees have an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that key employee over several fiscal years. The Compensation Committee has not utilized this optional benefit feature of our Incentive Plan and in certain prior years has elected to simply defer payment of a portion of the annual bonus award each year to create a deferred payment feature subject to future service. However, no portion of the 2024 bonuses awarded to our named executive officers was deferred.

Total Shareholder Return Plan and Awards. We maintain a Total Shareholder Return Plan (“TSRP”), including related Administrative Rules, for certain officers as a form of long-term, performance-based, restricted stock incentive under the Incentive Plan. The Compensation Committee made TSRP awards effective January 1, 2022, for the Performance Period beginning January 1, 2022 and ending on December 31, 2024, to certain officers. A total of 12,000 restricted TSRP shares were reserved for award if target performance is achieved, of which 6,396 shares were awarded to the named executive officers at target. The Compensation Committee made TSRP awards effective January 1, 2023 for the Performance Period beginning January 1, 2023 and ending on December 31, 2025, to certain officers. A total of 12,000 restricted TSRP shares were reserved for award, if target performance is achieved of which 8,523 shares were awarded to the named executive officers. The Compensation Committee made TSRP awards effective January 1, 2024, for the performance period beginning January 1, 2024, and ending on December 31, 2026, to certain officers. A total of 12,000 restricted TSRP shares were reserved for award, if target performance is achieved of which 8,030 shares were awarded to the named executive officers. See the “Grants of Plan-Based Awards for the Year ended December 31, 2024” table on page 41.

Description of TSRP. The TSRP measures the total shareholder return (“TSR”, which is, generally, the change in trading prices of a share of Corporation common stock plus dividends paid) on Corporation common stock over a three-year measurement period (the “Performance Period”) relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee to the Corporation (the “TSR Peer Group”) over the same Performance Period. For 2024, the Compensation Committee used the 2024 Peer Group. To prevent distortions, the opening values and closing values of a share of common stock for the TSRP, both of the Corporation and for each member of the TSR Peer Group, are determined using the sixty (60) day trailing average of trading prices of the common stock of the Corporation and of the common stock of each member of the TSR Peer Group immediately preceding the opening and closing of the Performance Period, respectively. Only dividends actually paid are included in determining TSR for the common stock of the Corporation and for the common stock of the members of the TSR Peer Group.

As of the beginning of the Performance Period, participants are awarded TSR opportunities denominated in the number of shares earned if target performance is achieved (“Target TSR Shares”). The number of Target TSR Shares is based on a percentage of base salary. For the 2022-2024 Performance Period it was on overage approximately 11.1% of base salary, for the 2023-2025 Performance Period it was on average approximately 9.9% of base salary and for the 2024-2026 Performance Period it was on average approximately 8.7% of base salary. No dividends paid by the Corporation on its common stock during the three-year measurement period will be paid to or be accrued for holders of Target TSR Shares but will result in the delivery of additional shares to holders of Target TSR Shares only and to the extent an award is earned. The increase in shares will be determined using the dollar value of the dividends paid on Corporation common stock and the trading price of Corporation common stock on the date the dividend was paid.

Target TSR Shares will vest and be converted into shares of common stock of the Corporation if the TSR of Corporation common stock is equal to or greater than the 50th percentile of the TSRs of the TSR Peer Group. If the TSR of Corporation common stock is less than the 50th percentile of the TSR Peer Group TSR, all Target TSR Shares will be forfeited. If the TSR of Corporation common stock is equal to or greater than the 75th percentile of the TSR Peer Group, 200% of the Target TSR Shares will be earned. No more than 200% of the Target TSR Shares will be earned even if the TSR on the Corporation common stock exceeds the 75th percentile of the TSR Peer Group TSR. If the TSR of the Corporation common stock is between the 50th and 75th percentiles, the number of shares of Corporation common stock earned will be determined using straight-line interpolation.

Individuals who are awarded Target TSR Shares are subject to the Corporation’s Incentive Based Compensation Recovery Policy discussed below as well as certain restrictive covenants that survive the Performance Period.

The TSR Peer Group. The TSR Peer Group for the 2024-2026 Performance Period is the 2024 Peer Group which is different than the 2023 Peer Group as described on page 20.

2022-2024 Performance Period Results. The TSR of the Corporation’s common stock for the 2022-2024 Performance Period was equal to the 41% percentile of the TSR Peer Group. Accordingly, no shares were earned for the 2022-2024 Performance Period.

Performance Based Stock Awards. We maintain a Performance-Based Stock Plan (“PBSP”), including establishing certain administrative guidelines, for certain executive officers as a form of long-term, performance based restricted stock incentive under the Incentive Plan. PBSP awards of 30,275 shares were made as of May 15, 2024 for the three-year Performance Period beginning January 1, 2025 and ending December 31, 2027, of which 16,964 shares were awarded to the named executive officers. The target number of performance-based restricted shares awarded to each named executive officer is as follows: Mr. Jackson, 5,350; Mr. Weiss, 2,191; Mr. Zatta, 3,302; Mr. Pietranton, 2,296; Mr. Perkins, 2,216 and Mr. Richmond, 1,609. See the “Grants of Plan-Based Awards for the Year ended December 31, 2024” table on page 41.

Description of PBSP. The PBSP awards made in May 2024 are for the performance period beginning January 1, 2025 and will have a three-year performance period based on the Corporation’s Return on Average Assets (“ROA”) and Return on Average Tangible Common Equity (“ROATCE”) compared to the 2024 Peer Group. Each executive officer will earn 1/6 of his or her target share award each year of the Performance Period in which the Corporation’s ROA equals or exceeds the 2024 Peer Group average. Similarly, each named executive officer will earn 1/6 of his or her target share award for each year of the Performance Period in which the Corporation’s ROATCE equals or exceeds the 2024 Peer Group average. Earned performance based restricted stock will also be subject to additional service-based vesting – 50% of the shares earned will vest following the end of the three-year Performance Period on May 15, 2028 after results have been certified by the Compensation Committee, with the other 50% of the earned shares vesting on May 15, 2029. If awards are not earned for a fiscal year, the corresponding shares are forfeited.

The performance target for 2024 awards was 75% (at threshold) or 100% (at target) of the average ROA and ROATCE of the 2024 Peer Group, for each year in the three-year Performance Period with 1/6th eligible to be earned for each category for each year. Generally, non-GAAP measures (core) will be used to determine ROA and ROATCE for the 2024 Peer Group with an adjusted formula used for determining the 2024 Peer Group and the Corporation’s performance. For each target year and for each target, if the Corporation’s performance is 100% or greater, the award will be 100% of the shares that are performance based. For any target year or category in which 75% of the average is achieved through 99%, an award will be linearly interpolated proportionate to the percentage achieved. Awarded shares will receive credit for dividends in the form of additional shares of Wesbanco stock beginning with the quarter in which they have been earned and awarded after each measured Performance Period.

The PBSP Peer Group. The Compensation Committee used the 2024 Peer Group for PBSP grants for the 2025-2027 Performance Period which is the same as the 2023 Peer Group, as noted on page 20, and as described above.

Retirement Plans

The Corporation maintains a defined benefit pension plan, which we refer to as the Defined Benefit Plan for all employees employed prior to August 1, 2007, a 401(k) Plan for all employees, and a Supplemental Employee Retirement Plan, which we refer to as the SERP, for certain executive officers, including named executive officers.

Defined Benefit Plan. Under the Defined Benefit Plan, which is compulsory and noncontributory, the compensation covered is the salary of a participant as limited by applicable IRS regulations. The benefit payable under the Defined Benefit Plan is a function of a participant’s highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The Corporation closed the Defined Benefit Plan to new participants effective August 1, 2007, and the plan has not accepted new participants since that date.

Mr. Jackson, Mr. Weiss, Mr. Zatta and Mr. Pietranton are not eligible to participate in the Plan. Mr. Perkins and Mr. Richmond do participate in the Plan. The defined benefit plan has a maximum individual annuity payout of $60,000 per year. Under current IRS rules only annual compensation of $350,000 (for 2025) or less is considered covered compensation for defined benefit plan purposes.

Wesbanco 401(k) Plan. The Wesbanco 401(k) Plan (the “401(k) Plan”) is a deferred savings plan under Section 401(k) of the Internal Revenue Code. The previous employee stock ownership feature of the 401(k) Plan (the “ESOP”) was adopted by the Corporation on December 31, 1986, and the 401(k) Plan was amended in 2023 to eliminate that feature. All employees of the Corporation, together with all employees of our subsidiary companies which adopt the 401(k) Plan, are eligible to participate in the 401(k) Plan on the first day of the month following completion of sixty (60) days of service and attaining age 21. The 401(k) Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

SERP. The Corporation maintains a supplemental executive retirement plan (the “SERP”) for certain of its executive officers, but excluding the named executive officers, except for Mr. Jackson, Mr. Weiss and Mr. Richmond. Although benefits under the SERP are unsecured, the Corporation funds payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The SERP is a non-qualified retirement benefit. See footnote 7 to the "Summary of Compensation Table" on page 39 for the accrued benefits for the named executive officers.

The SERP provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) for certain officers, a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the later of (i) date that the executive attains age 65, or (ii) retires.

Death benefits also are payable under the SERP. If the executive dies prior to any termination of employment with the Corporation, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the SERP has commenced, any remaining benefit payments will be paid to the executive’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the SERP, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the SERP beginning with the month following the executive’s death.

The Compensation Committee did approve the implementation of a SERP for both Mr. Jackson and Mr. Weiss at its meeting on November 20, 2024. Accordingly, defined contribution SERP agreements were executed on that day. The agreements provide for an annual benefit of $500,000 for Mr. Jackson and $250,000 for Mr. Weiss beginning at age 65 for a period of ten years. Both agreements provide a reduced early retirement option at age 60 that is reduced by 10% per year for each year from the normal retirement age. Additionally, both agreements provide for an immediate disability benefit from inception through normal retirement at 50% of the annual benefit then accrued. They also provide for an immediate death benefit equivalent to 50% of the total SERP benefit payable for the ten year period. The agreements each contain a change in control double trigger provision. If there is a change in control, and a qualifying without cause or for good reason termination, the benefit is fully vested at normal or early retirement as provided in the agreement.

Why We Maintain the Defined Benefit Plan, 401(k) Plan and SERP. The Corporation is a product of an active mergers and acquisitions program and we have evolved and grown from a local community bank into a regional bank holding company over a period of years. Historically, we maintained a single form of pension benefit, which is the Defined Benefit Plan. Many of our long-term employees have significant vested benefits under the Defined Benefit Plan and, therefore, the plan has been viewed as an important source of financial security to the vast majority of long-term employees.

However, due to the costs of administration of the Defined Benefit Plan and the caps in benefits payable under the plan, its flexibility in meeting the retirement needs of our executive officers became problematic. Additionally, as acquisitions and recruitment brought into the Corporation new employees with limited vesting opportunities under the Defined Benefit Plan and experience with more flexible salary replacement retirement programs, the need to offer a broader array of retirement benefits became a competitive necessity. The Executive Committee recommended the closure of the Defined Benefit Plan to new participants in 2007, which was approved by the Board and implemented by plan amendment.

Additionally, the limitations and costs of our Defined Benefit Plan caused us to pursue other strategies designed to provide salary replacement programs for retirement planning for our executive officers. Recruitment of experienced executive officers also required more flexible benefit programs to offset career change disadvantages and to offer offsetting benefit programs. The Corporation adopted an employee stock ownership plan in 1986, which evolved into a 401(k) benefit plan, and which was enhanced in 2005 to make it more competitive. The Compensation Committee believes that the benefit plans offered are competitive with those provided by other banks with which we compete for executive talent.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, named executive officers receive other benefits and items of compensation. Such benefits and other items of compensation include, among others: group life insurance, club dues and supplemental group life insurance. These benefits are provided to increase the availability of the executives to focus on the business of the enterprise. The costs associated with providing these benefits and other items of compensation for our named executive officers are reflected in the “Summary Compensation Table” on page 39. A chart disclosing the value of these additional items is found on page 40 entitled “All Other Compensation”.

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. Our Compensation Committee has requested that we disclose all perquisites provided to our named executive officers in the “Summary Compensation Table” on page 39 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Deferred Compensation Opportunities

Another aspect of our executive compensation program is the Wesbanco, Inc. Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. The Deferred Compensation Plan is a voluntary, non-tax qualified, deferred compensation plan available to our directors and employees specifically named by our Compensation Committee, which employees include all of our named executive officers, to enable them to save for retirement by deferring from 1% to 100% of their base salary and bonus or director fees. The Deferred Compensation Plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees, but not for directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time based on individual fund elections similar to what participants in the 401(k) Plan are permitted to make. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers, including the named executive officers, who will not, because of age or service requirements, realize any significant benefits under the Corporation’s qualified benefit plans. In addition, the Compensation Committee believes that the Deferred Compensation Plan is competitive with that provided by other banks with which we compete for executive talent. During 2024, the Corporation made matching contributions for several of our named executive officers. See the “Nonqualified Deferred Compensation” table on page 48 for additional information about the Deferred Compensation Plan for our named executive officers.

Bank-Owned Life Insurance Program

In 2002, the Corporation implemented a bank-owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. The Corporation addressed West Virginia’s insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a $25,000 death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from the Corporation’s general accounts.

Specifically, the 2002 program insures approximately 86 current or former officers, at the level of assistant vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a $25,000 death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to the Corporation as a multiple of salary is approximately nine times annual salary. Two of the named executive officers have such a policy for the primary benefit of the Corporation against his life, namely, Mr. Perkins and Mr. Richmond.

The Corporation purchased additional bank-owned life insurance in 2021 on 106 officers not previously insured by the 2002 plan or any bank-owned life insurance acquired through an acquisition. The policies are Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. Insurable interest requirements and Internal Revenue Code Section 101(j) requirements were met, as all insured officers were employed as Vice President or above at the time of issuance, were the highest paid 35% of all employees and consented to participate in the program. In addition, each officer insured was offered participation in the Survivors’ Benefit Plan, which provides a $75,000 benefit to the insured’s beneficiaries, payable from the Corporation’s general accounts, should the insured die while actively employed by the Corporation. On average, the death benefit payable to the Corporation as a multiple of salary is approximately four times annual salary. Of the named executive officers, Mr. Weiss, Mr. Zatta, Mr. Perkins and Mr.

Richmond have such a policy for the primary benefit of the Corporation against their lives, and only if the officer is actively employed, and such policy remains in force by the Corporation at their death, would the above noted $75,000 supplemental benefit be paid to their respective beneficiaries.

Employment Contracts

The Corporation and its subsidiaries provide certain executive officers, including our named executive officers, with written employment contracts. Other than for Mr. Jackson, as described below, these contracts are all substantially the same and are structured on a revolving three-year term which is annually renewable. The contracts provide for discharge for cause and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, the Corporation is obligated to pay to the employee’s estate an amount equal to six months of the base salary in a lump sum payment. If terminated without cause, the employee is entitled to a severance payment amount equal to the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then-existing term of the agreement in a lump sum. There are no golden parachute type provisions, change in control provisions, tax gross up provisions or other similar provisions contained in the contracts. See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related tables, beginning on page 48 for an estimate of the benefits that our named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Although the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by the Corporation, the Change in Control Agreements, described in a succeeding section, contain provisions that, if the employee so elects, supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control.

The Corporation also entered into an employment agreement with Mr. Jackson which is slightly different. On July 21, 2023, Mr. Jackson, the Corporation and the Bank entered into an amended and restated employment agreement (the “Jackson Employment Agreement”) in connection with Mr. Jackson’s appointment as President and Chief Executive Officer of the Corporation. As provided in the Jackson Employment Agreement, Mr. Jackson’s base salary will be no less than $850,000 per year, and he will be eligible to participate in the Corporation’s Key Executive Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”). Under the Incentive Plan, Mr. Jackson will be eligible to earn Annual Cash Incentive Awards of 75% of his base salary, subject to adjustment based on performance, prorated for the first year and on a calendar year basis thereafter, and will be eligible to receive Annual Stock Option and Restricted Stock awards, with the Restricted Stock award target at 90% of base salary and with a mixture of performance based and time based grants as determined by the Compensation Committee each year. Mr. Jackson will be eligible to receive other miscellaneous benefits as the Corporation provides to its executive employees generally.

If Mr. Jackson’s employment is terminated other than for cause, death or mutual agreement, Mr. Jackson will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Jackson Employment Agreement through the end of the term of the Jackson Employment Agreement. If Mr. Jackson’s employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, will be entitled to an amount equal to six months of the base salary of his then current base rate.

The Jackson Employment Agreement has a term commencing August 1, 2023, and continuing until July 31, 2026. The term of the Jackson Employment Agreement automatically will be extended on each August 1 for an additional one year, thereby creating a new three-year term, unless written notice of termination is given.

Change in Control Agreements

On July 5, 2022, the Corporation and the Bank entered into a change in control agreement with Mr. Jackson (the “Change in Control Agreement”). The Change in Control Agreement is for a term of three years, with automatic one-year extensions. The Change in Control Agreement sets forth certain terms and conditions upon the occurrence of a “change in control event.” Absent a “change in control event” (as defined in the Change in Control Agreement and summarized below), the Change in Control Agreement does not require the Corporation or the Bank to retain the executive in its employ or to pay any specified level of compensation or benefits.

The Change in Control Agreement provides that if a change in control event of the Corporation or the Bank which employ the employee occurs, the Corporation and the Bank will be obligated to either continue to employ the executive during the time period starting upon the occurrence of a change in control event and ending two years thereafter (the “Term of Employment”) or provide severance as per the Change in Control Agreement as described below.

If, during the Term of Employment, the executive is discharged by the Corporation or the Bank without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to two times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the most recent two years ending prior to the date of termination, or the executive’s target bonus established for the annual bonus plan year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits as of the effective date of the change in control event, subject to reduction to avoid duplication with benefits of a subsequent employer. Under a superseding clause in the Change in Control Agreement, in the event of a termination or severance of the executive’s employment subsequent to a change in control event, benefits under the Change in Control Agreement will supersede and replace the benefits under the executive’s employment agreement described above.

Generally, and subject to certain exceptions, a “change in control event” is deemed to occur if (a) final regulatory approval is obtained for a party to acquire securities of the Corporation or the Bank representing 20% or more of the combined voting power of the Corporation or the Bank’s then outstanding securities; (b) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

The Corporation has entered into change in control agreements with all of our named executive officers and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity’s acquisition of the Corporation. These agreements were designed to secure the executives’ continued service and dedication to the best interests of stockholders in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in our stockholders’ best interests.

The agreements operate only upon the occurrence of a “change in control” as defined in the agreements. Absent a change in control, the agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits. Each agreement provides that if a change in control of the Corporation or the Bank which employs the employee occurs, we will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan).

Generally, and subject to certain exceptions, a “change in control” will be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Bank representing 20% or more of the combined voting power of the Corporation’s or the Bank’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

If during this two-year period the executive is discharged without cause or resigns for good reason, then the executive will receive a lump sum payment equal to a multiple from one to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, (ii) the greater of the executive’s average annual bonus over the one to three year period ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs, and (iii) continuation of all medical benefits for eighteen months from the termination with premium payments the same as existed at the time of the change in control. If an excise tax under Section 4999 of the Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. In addition, for a period of 18 months from the date of termination, the executive and/or the executive’s family generally will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control.

The Board considered both so-called “single trigger” change in control arrangements, which generally entitle an executive to benefits if the executive’s employment is terminated upon, or for any reason during a specified period after a change in control, and “double trigger” change in control arrangements, which typically require the executive’s termination to be involuntary or the executive’s resignation to be for good reason. The Board elected “double trigger” change in control agreements because the Board was of the view that requiring the executive’s employment termination to be involuntary or for good reason would adequately mitigate the personal concerns of executives in connection with potential change in control scenarios and satisfy the purpose of the agreements.

See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related table, beginning on page 48 for an estimate of the benefits that our named executive officers would be entitled to receive under certain scenarios pursuant to their respective change in control agreements as a result of a change in control.

Tax Deductibility of Compensation

Under Section 162(m) of the Code (“Section 162(m)”), publicly held corporations generally may not take an income tax deduction for compensation in excess of $1 million paid to certain individuals, including named executive officers during any fiscal year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements which was eliminated by the Tax Cuts and Jobs Act of 2017 for tax years beginning January 1, 2018. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our named executive officers with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in our Corporation, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our Corporation that exceeds certain prescribed limits, and that the Corporation, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the Corporation in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share- based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance unit awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our named executive officers as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For performance-based awards (including PSUs), stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

Our Policies With Respect to Granting Equity Awards

Equity awards may be granted by either the Compensation Committee or the full Board. The Board generally does not grant equity awards, although the Compensation Committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Equity awards are granted at a regularly scheduled meeting of the Compensation Committee. With the exception of TSR awards granted under the TSRP, which are usually granted at the Compensation Committee’s meeting in February, other equity awards are typically granted at the Compensation Committee meeting occurring approximately one month after our annual stockholders meeting and the Compensation Committee also approves salary adjustments at this meeting. On limited occasions, grants may occur at an interim meeting of the Compensation Committee, primarily for the purpose of approving a compensation package for newly hired or promoted executives. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion and not our stock price or the timing of any release of corporate information. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards. The Compensation Committee does not time the release of material non-public information to effect the value of executive compensation.

Stock Option Exercise Price. The exercise price of a newly granted stock option (that is, not an option assumed in, or granted in connection with, an acquisition) is the closing price on the Nasdaq on the day before the date of grant as set forth in the Incentive Plan.

Incentive-Based Compensation Policy

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), we maintain a clawback policy which requires that certain incentive compensation paid to any current or former executive officer, including our named executive officers, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the clawback policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and total shareholder return, on and after October 2, 2023.

Stock Ownership Guidelines

The Compensation Committee has adopted shareholding guidelines for those officers participating in the TSR Plan, including the named executive officers. Under the guidelines the target for the Chief Executive Officer is to hold shares of Corporation common stock worth three times his annual base salary and each other named executive officer hold one and one half times his or her annual base salary. Each executive officer generally has five years to achieve the minimum ownership requirement. In addition to shares held outright, unvested restricted stock subject only to a time-vesting condition counts towards the ownership threshold. Performance-based awards and unexercised options do not count towards the ownership threshold. As of year-end 2024, all of our named executive officers exceed their current ownership requirement.

Anti-Hedging and Anti-Margin Account Policies

The Corporation’s Insider Trading Policy prohibits the Corporation’s directors, officers and other employees from engaging in hedging transactions designed to offset decreases in the market value of the Corporation’s securities, including certain forms of hedging and monetization transactions, such as “zero-cost collars” and “prepaid variable forward contracts.” The Corporation’s Insider Trading Policy also prohibits the Corporation’s directors, officers, and other employees from purchasing the Corporation’s securities on margin and borrowing against any account in which the Corporation’s securities are held.

Review of All Components of Executive Compensation

The Compensation Committee reviews all components of compensation paid to or earned by our named executive officers, including salary, annual and long-term incentive compensation, accumulated realized and unrealized equity-based gains, the dollar value to the executive and cost to the Corporation of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans, the actual projected payout obligations under our supplemental retirement income plan and the hypothetical payout obligations under several potential severance and change-in-control scenarios. When the Compensation Committee considers setting various compensation components for our named executive officers, the Compensation Committee takes into consideration the aggregate amounts and mixes of all the principal components, in addition to peer group information.

Compensation Risk Assessment

The Committee, with the assistance of its independent compensation consultant, assesses and considers potential risks when reviewing and approving our compensation programs, policies and practices for our executive officers and our employees. We design our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Rosie Allen-Herring, Chairperson

Lisa A. Knutson

Gregory S. Proctor, Jr.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [6] ($)	All Other Compensation[7] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey H. Jackson	2024	$913,497	$—	$838,786	$34,300	$767,262	$—	$110,095	$2,663,940
President & Chief	2023	$855,508	$637,500	$691,584	$26,350	$—	$—	$52,877	$2,263,819
Executive Officer	2022	$234,231	$400,000	$403,125	$—	$603,750	$—	$7,911	$1,649,017

Daniel K. Weiss, Jr	2024	$424,215	$—	$344,516	$15,435	$383,609	$—	$55,105	$1,222,880
Sr. Executive Vice	2023	$342,475	$261,105	$330,740	$11,858	$—	$—	$37,544	$983,722
President & Chief	2022	$326,956	$—	$328,362	$15,548	$288,722	$—	$32,255	$991,843
Financial Officer

Jayson M. Zatta	2024	$560,906	$—	$519,147	$15,435	$469,550	$—	$88,842	$1,653,880
Sr. Executive Vice	2023	$516,052	$393,441	$498,341	$11,858	$—	$—	$54,447	$1,474,139
President & Chief	2022	$492,332	$—	$480,767	$15,548	$414,178	$—	$72,417	$1,475,242
Banking Officer &
Group Head -
Banking & Trust

Michael L. Perkins	2024	$376,470	$—	$348,462	$15,435	$315,154	$—	$52,984	$1,108,505
Sr. Executive Vice	2023	$346,365	$264,071	$334,487	$11,858	$—	$41,134	$39,413	$1,037,328
President & Chief	2022	$330,445	$—	$322,670	$15,548	$284,648	$—	$46,881	$1,000,192
Risk Officer

Anthony F. Pietranton	2024	$387,591	$—	$360,989	$15,435	$163,252	$—	$231,600	$1,158,867
Former Sr. Executive	2023	$358,839	$273,581	$346,519	$11,858	$—	$—	$40,139	$1,030,936
Vice President &	2022	$342,345	$—	$334,316	$15,548	$290,385	$—	$52,202	$1,034,796
Group Head - Human
Resources & Facilities

Brent E. Richmond	2024	$328,082	$—	$256,763	$13,720	$124,247	$6,028	$41,325	$770,165
Executive Vice	2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President Treasury &	2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Strategic Planning

1.
Includes amounts deferred under the Wesbanco, Inc. Deferred Compensation Plan, which is described on page 48. Mr. Pietranton's employment with the Corporation ended effective June 19, 2024, as a result of his death, and his base salary is prorated for the period of employment during 2024.
2.
Represents amounts awarded under the Key Executive Incentive Bonus, Option and Restricted Stock Plan pursuant to the exercise of Compensation Committee discretion since the applicable performance targets for 2024 were not met.
3.
Amounts for 2024 reflect the dollar amount of the aggregate grant date fair value of restricted stock awards granted during 2024 and TSR and performance based restricted stock awards granted in 2024 with respect to the 2024-2026 performance period, computed in accordance with Financial Accounting Standards Codification Topic 718 ("ASC Topic 718"). However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 12 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2024 for the relevant assumptions used to determine the valuation of restricted stock awards and TSR awards. The grant date fair value of the PBSP was $28.60. These time-based restricted stock awards cliff vest on May 15, 2027. See the "Compensation Discussion and Analysis" for the performance goals applicable to the TSR and PBSP restricted stock awards on page 18.
4.
Amounts in this column reflect the dollar amount of the aggregate grant date fair value of stock option awards granted during the applicable fiscal year, computed in accordance with ASC Topic 718. However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 12 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2024 for the relevant assumptions used to determine the valuation of stock option awards. Unvested options will vest 50% on May 15, 2025 and 50% on December 31, 2025.
5.
Amounts in this column reflect annual cash incentive awards pursuant to the Key Executive Incentive Bonus, Option and Restricted Stock Plan. Certain of these amounts have been deferred under the Wesbanco, Inc. Deferred Compensation Plan and are reported in the "Executive Contributions in Last Fiscal Year" column of the Nonqualified Deferred Compensation table on page 48.
6.
The amounts in this column reflect the actuarial increase in the present value of the named executive officer's benefits under all of our pension plans, except the 401(k) plan, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan, and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.
7.
Includes all other compensation for 2024 as described in the table entitled “All Other Compensation” on page 40.

Perquisites and Other Benefits

Perquisites and other benefits represent a small part of the Corporation’s compensation package and are offered only after consideration of business need. The primary perquisites are matching contributions to amounts deferred from compensation by the Corporation’s executive officers, club dues, group life insurance and split dollar benefits. The following chart lists the perquisites and personal benefits and other miscellaneous compensation elements which are included in the “Summary Compensation Table” as “All Other Compensation”, found on page 39 and the dollar value of the Corporation’s aggregate incremental cost of each.

ALL OTHER COMPENSATION

	401(k) Company Match	Group Life Insurance Imputed Income		Country Club Dues	Housing Allowance	Dividend Reinvestment[1]	Split Dollar Insurance Imputed Income	Deferred Compensation Company Match	Supplemental Life Insurance Value	Total Perquisites
Jeffrey H. Jackson	$13,800	$1,290		$—	$—	$67,600	$—	$27,405	$—	$110,095
President & Chief Executive Officer
Daniel K. Weiss, Jr	$13,073	$561		$—	$—	$28,745	$—	$12,726	$—	$55,105
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	$13,800	$3,701		$—	$—	$50,553	$—	$16,827	$—	$88,842
Sr. Executive Vice President / Chief Banking Officer & Group Head - Banking & Trust
Michael L. Perkins	$13,800	$2,411		$3,961	$—	$28,715	$—	$7,529	$529	$52,984
Sr. Executive Vice President & Chief Risk Officer
Anthony F. Pietranton	$13,800	$182,640	[2]	$—	$—	$35,160	$—	$0	$—	$52,389
Former Sr. Executive Vice President & Group Head - Human Resources & Facilities
Brent E. Richmond	$4,508	$3,701		$—	$—	$25,806	$113	$6,562	$635	$41,325
Executive Vice President Treasury & Strategic Planning

1. Cash dividends are not payable to holders of restricted shares, they are however credited as additional shares which vest at the end of the restricted period.

2. Death benefit payable to the spouse of Mr. Pietranton.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[6]			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	FMV of Stock Price @ close of business on the day the award was granted	Grant Date Fair Value of Stock and Option Awards[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)		(k)		(l)

Jeffrey H. Jackson	5/15/2024	$573,787	$675,043	$776,299							21,398	[1]					$611,983
President & Chief	5/15/2024				4,013	[2]	5,350	[2]	5,350	[2]							$153,010
Executive Officer	5/15/2024												5,000	[3]	$28.60	$28.83	$34,300
	2/21/2024				0		2,664	[5]	5,328	[5]							$73,793

Daniel K. Weiss, Jr	5/15/2024	$286,877	$337,502	$388,127							8,764	[1]					$250,650
Sr. Executive Vice	5/15/2024				1,643	[2]	2,191	[2]	2,191	[2]							$62,663
President & Chief	5/15/2024												2,250	[3]	$28.60	$28.83	$15,435
Financial Officer	2/21/2024				0		1,091	[5]	2,182	[5]							$31,203

Jayson M. Zatta	5/15/2024	$351,147	$413,114	$475,081							13,206	[1]					$377,692
Sr. Executive Vice	5/15/2024				2,477	[2]	3,302	[2]	3,302	[2]							$94,437
President / Chief	5/15/2024												2,250	[3]	$28.60	$28.83	$15,435
Banking Officer	2/21/2024				0		1,644	[5]	3,288	[5]							$47,018
& Group Head -
Banking & Trust

Michael L. Perkins	5/15/2024	$235,683	$277,274	$318,866							8,864	[1]					$253,510
Sr. Executive	5/15/2024				1,662	[2]	2,216	[2]	2,216	[2]							$63,378
Vice President &	5/15/2024												2,250	[3]	$28.60	$28.83	$15,435
Chief Risk Officer	2/21/2024				0		1,104	[5]	2,208	[5]							$31,574

Anthony F. Pietranton	5/15/2024	$244,171	$287,260	$330,349							9,183	[1]					$262,634
Former Sr. Executive	5/15/2024				1,722	[2]	2,296	[2]	2,296	[2]							$65,666
Vice President &	5/15/2024												2,250	[3]	$28.60	$28.83	$15,435
Group Head - Human	2/21/2024				0		1,143	[5]	2,286	[5]							$32,690
Resources & Facilities

Brent E. Richmond	5/15/2024	$109,541	$128,872	$148,203							6,437	[1]					$184,098
Executive Vice	5/15/2024				1,208	[2]	1,609	[2]	1,609	[2]							$46,017
President Treasury	5/15/2024												2,000	[3]	$28.60	$28.83	$13,720
& Strategic Planning	2/21/2024				0		962	[5]	1,924	[5]							$26,647

1.
Restricted stock grants cliff vest 100% on May 15, 2027. All grants in this table were made under the Incentive Plan.
2.
Performance based restricted shares. Performance based measurement period 2025-2027. See "Description of PBSP" under "Compensation Discussion and Analysis" above for more information.
3.
Options vest 50% on May 15, 2025 with the remaining 50% vesting on December 31, 2025. The Corporation uses the closing stock price at market close of the previous day.
4.
Amounts in this column reflect the dollar amount of the aggregate grant date fair value of restricted stock, performance based restricted stock, stock option, and TSRP awards granted during the applicable fiscal year, computed in accordance with Financial Accounting Standards Board ASC Topic 718. Refer to Note 12 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2024 for the relevant assumptions used to determine the valuation of restricted stock, stock option, and TSR awards.
5.
Represents TSRP award shares for the 2024-2026 performance period. See "Description of TSRP" under "Compensation Discussion and Analysis" above for more information.
6.
Represents annual cash incentive compensation opportunities. The actual amounts paid to our named executive officers are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in “Compensation Discussion and Analysis” above.

Key Executive Incentive Bonus, Option and Restricted Stock Plan

Key Executive Awards

General. The Key Executive Incentive Bonus, Option and Restricted Stock Plan generally has four portions under which key executives may be granted awards: an Annual Bonus Portion, a Long Term Bonus Portion, a Stock Option Portion and a Restricted Stock Portion. The Annual Bonus Portion offers Participants opportunities for incentive compensation generally denominated in cash, based on the degree of attainment of corporate and/or personal goals over one fiscal year. The Long Term Bonus Portion offers Participants opportunities for incentive compensation denominated generally in cash and shares of the Corporation’s common stock, based on the degree of attainment of corporate and/or personal goals over more than one fiscal year. The Stock Option Portion permits the Committee to award non-qualified stock options which will become vested, if at all, based on attainment of performance goals or the completion of a specified period of time. The Restricted Stock Portion permits the Committee to award shares of the Corporation’s common stock subject to forfeiture restrictions that will lapse, if at all, upon the attainment of performance and/or personal goals, or the completion of a specified period of employment.

In recognition that certain executives may be in a position to have more influence over attainment of certain goals, the Incentive Plan does not require the use of uniform performance goals or performance levels for all participants. Accordingly, opportunities to earn incentive compensation as well as the individual and collective goals to be met to realize incentive compensation, as Annual Bonus or Long Term Bonus or to vest Stock Options or Restricted Stock under the Incentive Plan, may vary from one participant to another.

Annual Bonus Portion. The Annual Bonus Portion focuses on the business plan for a specified fiscal year and sets goals to be achieved in that year. If the goals are met, incentive compensation for the Annual Bonus Portion is paid primarily in cash.

Long Term Bonus Portion. The Long Term Bonus Portion focuses on the business plan over several successive fiscal years. If goals are met over the measurement period, Long Term Bonus is paid in the form of a combination of stock and cash. The typical number of years applicable to measure performance with respect to a Long Term Bonus award is generally 3 years, but the Incentive Plan allows the Compensation Committee to elect, in its discretion, to include more or fewer years in an incentive period.

Awards under the Long Term Bonus Portion are denominated in “Units.” Each basic Unit is expressed in terms of dollars and whole or fractional shares of the Corporation’s stock. Generally, the appropriate composition of each Unit should be a combination of shares and cash so that any income tax obligations of the participant in connection with the award may be settled without requiring a sale of shares.

Stock Option Awards. Stock Options are granted at the discretion of the Compensation Committee, each with an exercise price equal to the then fair market value of a share of Corporation stock. The Compensation Committee determines the applicable vesting schedule based upon attainment of performance goals set for each year under the Annual Bonus Plan (or if no Annual Bonus Plan is in effect for that year, performance goals set specifically for the Stock Option Portion). The Compensation Committee may also award options that vest over a specific period of time, with a minimum vesting period of one year.

Restricted Stock Awards. Restricted Stock is granted at the discretion of the Compensation Committee and the Committee determines the applicable vesting schedule reflecting attainment of designated performance goals and/or continuous employment over a period of years specified in the award documents. The Committee may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock award during the period prior to the lapse of the restrictions.

Total Shareholder Return Plan Awards. TSRP awards are a type of Restricted Stock award granted under the Restricted Stock Portion of the Incentive Plan. TSRP awards are made at the discretion of the Compensation Committee and generally measure the change in trading prices of a share of Corporation common stock plus dividends paid over a measurement period, typically three years, relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee to the Corporation over the same measurement period. The Compensation Committee sets the various thresholds of TSR and the corresponding resulting Corporation common stock awards at each level.

Performance-Based Stock Plan Awards. PBSP awards are a type of Restricted Stock award under the Restricted Stock Portion of the Incentive Plan. PBSP awards are made at the discretion of the Compensation Committee and generally measure the Corporation’s Return on Average Assets and Return on Average Tangible Common Equity compared to a peer group of financial institutions over a three-year measurement period.

Granting of Awards. The Board of Directors, in consultation with management and in connection with the Corporation’s ongoing business planning processes, will direct which goals are to be achieved over the applicable time period with respect to each type of award granted. The Compensation Committee will determine and set the following to be consistent with the Board’s directions:

(a)
Performance goals appropriate to the Board’s directions;
(b)
The composition of Units used to denominate incentive compensation opportunities for the Long Term Bonus Portion;
(c)
Threshold, target and maximum levels of achievement with respect to performance goals for the Annual and Long Term Bonus Portions, respectively;
(d)
Amounts of potential awards, expressed in Units for the Long Term Bonus Portion and dollars for the Annual Bonus Portion, which may be distributed to a participant, in the event threshold, target or maximum performance levels are achieved; and
(e)
Whether awards of Stock Options or Restricted Stock will be granted in that year and, if so, in what amount and to which participants, provided, however, that the maximum number of equity awards that may be granted in any calendar year to a single participant is limited to 60,000 shares of common stock and no award may vest in whole or in part prior to the passage of twelve full calendar months from the date of the grant.

Determination of and Payment of Awards. Incentive compensation for both the Annual Bonus and the Long Term Bonus will be determined by the Compensation Committee based on a review of the achievement of the applicable performance goals within 75 days of the end of the fiscal year or other specified incentive period. Amounts earned as an Annual Bonus will be paid in a single sum as soon as practicable after its determination. Historically, it has generally been the Compensation Committee’s practice to limit the amount of Annual Bonus to a maximum of 75% of base salary for the Chief Executive Officer and the Senior Executive Vice Presidents, and a somewhat lesser percentage of base salary for other executive officers. The Compensation Committee in February of 2021 approved a change in the Incentive Plan rules which permits an executive officer the ability to earn up to 115% of such limits based on actual performance above the target level. Amounts earned as Long Term Bonus will be distributed in 3 substantially equal annual installments. The payment of these bonus amounts and of each installment is contingent upon the participant being an employee of the Corporation on the date of distribution, except if the cessation of employment is related to his or her death, disability or retirement.

The Compensation Committee also will determine the extent to which any performance goals applicable to an award have been achieved, resulting in the vesting of all or a portion of such award. Stock Options, to the extent vested and exercisable, can be exercised in accordance with the terms and conditions set forth in the stock option agreement which evidences those Stock Options. Restricted Stock will become vested on the terms and conditions set forth by the Compensation Committee at the time of grant. TSRP awards and PBSP awards will become vested on the terms and conditions set forth by the Compensation Committee at the time of grant after the Compensation Committee has certified the applicable performance results. Generally, awards under the Incentive Plan will be deemed payable (and any applicable performance goals will be deemed to have been met at the greater of (i) Target or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period), if a “change in control” of the Corporation (as provided in the Incentive Plan) occurs, and the participant’s employment with the Corporation or any of its Subsidiaries is terminated without Cause or by the participant for Good Reason within 60 days prior to or within two years after such change in control.

Eligibility

The Compensation Committee may grant awards to any “Key Executive” or “Non-Employee Director” of the Corporation. For purposes of the Incentive Plan, the term “Key Executive” means any executive level employee of the Corporation (as well as executive level employees of any subsidiary of the Corporation) who are in a position to directly influence the achievement of performance goals designated by the Board. For purposes of the Incentive Plan, the term “Non-Employee Director” means any member of the Corporation’s Board of Directors who has not been an employee of the Corporation for a period of at least one year prior to the relevant date. Employees designated as Key Executives for Annual Bonus and/or Long Term Bonus purposes, may or may not, in the discretion of the Compensation Committee, be eligible for awards under other portions of the Incentive Plan. Designation as a Key Executive for one year or incentive period does not entitle the individual to be designated as a Key Executive for any other year or incentive period. It is presently contemplated that approximately 42 persons, which includes all of the Corporation’s current Non-Employee Directors, will be eligible to receive awards under the Incentive Plan.

2024 Awards Summary

The annual bonus portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $4,420,359 in cash was allocated and paid for such bonuses in 2024, of which $2,245,305 was paid to the named executive officers. For more information on these bonuses, see “Annual Cash Incentive Awards” on page 23.

During 2024, the Compensation Committee awarded 156,000 stock options to executive officers of the Corporation of which 16,000 options were awarded to the named executive officers. For more information on these awards see “Grants of Plan-Based Awards for the Year ended December 31, 2024” on page 41. For outstanding options for the named executive officers see the table titled “Outstanding Equity Awards at Fiscal Year-End” on page 45. The maximum holding period is seven years from the date of the grants.

In 2024, the Compensation Committee granted time-vesting restricted stock. The Committee currently provides for the accrual of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock Award in the form of additional shares during the period prior to the lapse of the restrictions. In 2024, the Compensation Committee granted performance-based restricted stock in the form of TSRP awards to certain executive officers with a 2024-2026 performance measurement period and also granted performance-based restricted stock in the form of PBSP awards to certain executive officers with a 2025-2027 performance measurement period.

During 2024, the Compensation Committee awarded 180,550 shares of time-vested restricted stock to executive officers of the Corporation of which 84,816 shares were granted to the named executive officers. The Restriction Period for the shares is three years from the date of the award. The Compensation Committee also awarded 12,000 shares under the TSRP and 30,275 shares under the PBSP during 2024, of which 8,608 and 16,964, respectively were awarded to the named executive officers. See “Grants of Plan-Based Awards for the Year ended December 31, 2024” on page 41. The grants are subject to certain accelerated vesting provisions, which are described below.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)[9]	(i)		(j)

Jeffrey H. Jackson	5,000	—		—	$24.91	5/24/2030	13,752	[12]	$447,490	2,665	[10]	$86,719
President & Chief	—	5,000	[1]	—	$28.60	5/15/2031	21,582	[3]	$702,278	2,664	[10]	$238,421
Executive Officer							21,676	[4]	$705,337	7,327	[11]	$238,421
										5,350	[11]	$174,089

Daniel K. Weiss, Jr	1,000	—		—	$45.65	5/16/2025	8,055	[2]	$262,110	880	[10]	$28,635
Sr. Executive Vice	1,500	—		—	$38.93	5/15/2026	10,321	[3]	$335,845	1,091	[10]	$35,501
President &	750	—		—	$21.55	5/27/2027	8,878	[4]	$288,890	141	[11]	$4,588
Chief Financial	750	—		—	$38.78	5/19/2028	223	[5]	$7,256	1,207	[11]	$39,276
Officer	2,250	—		—	$32.30	5/18/2029	255	[6]	$8,298	2,419	[11]	$78,714
	2,250	—		—	$24.91	5/24/2030	519	[7]	$16,888	2,191	[11]	$71,295
	—	2,250	[1]	—	$28.60	5/15/2031

Jayson M. Zatta	2,250	—		—	$45.65	5/16/2025	11,793	[2]	$383,744	1,326	[10]	$43,148
Sr. Executive Vice	2,250	—		—	$38.93	5/15/2026	15,552	[3]	$506,062	1,644	[10]	$53,496
President/Chief	2,250	—		—	$38.78	5/19/2028	13,377	[4]	$435,288	557	[11]	$18,125
Banking Officer	2,250	—		—	$32.30	5/18/2029	929	[5]	$30,230	1,768	[11]	$575,340
& Group Head -	2,250	—		—	$24.91	5/24/2030	1,010	[6]	$32,865	3,644	[11]	$118,576
Banking & Trust	—	2,250	[1]	—	$28.60	5/15/2031	760	[7]	$24,730	3,302	[11]	$107,447
							572	[8]	$18,613
							889	[13]	$28,928

Michael L. Perkins	2,250	—		—	$45.65	5/16/2025	7,915	[2]	$257,554	890	[10]	$28,961
Sr. Executive Vice	2,250	—		—	$38.93	5/15/2026	10,438	[3]	$339,653	1,104	[10]	$35,924
President & Chief	2,250	—		—	$38.78	5/19/2028	8,979	[4]	$292,177	374	[11]	$12,170
Risk Officer	2,250	—		—	$32.30	5/18/2029	623	[5]	$20,272	1,187	[11]	$38,625
	2,250	—		—	$24.91	5/24/2030	678	[6]	$22,062	2,446	[11]	$79,593
	—	2,250	[1]	—	$28.60	5/15/2031	510	[7]	$16,595	2,216	[11]	$72,109
							384	[8]	$12,495
							597	[13]	$19,426

Anthony F. Pietranton	2,000	—		—	$45.65	5/16/2025	8,201	[2]	$266,861	922	[10]	$30,002
Former Sr. Executive	2,000	—		—	$38.93	5/15/2026	10,814	[3]	$351,888	1,143	[10]	$37,193
Vice President & Group	2,250	—		—	$38.78	5/19/2028	9,302	[4]	$302,687	388	[11]	$12,626
Head - Human	2,250	—		—	$32.30	5/18/2029	645	[5]	$20,988	1,229	[11]	$39,992
Resources	1,125	—		—	$24.91	5/24/2030	703	[6]	$22,876	2,534	[11]	$82,456
& Facilities	—	2,250	[1]	—	$28.60	5/15/2031	529	[7]	$17,214	2,296	[11]	$74,712
							397	[8]	$12,918
							618	[13]	$20,110

Brent E. Richmond	2,000	—		—	$45.65	5/16/2025	5,802	[2]	$188,797	776	[10]	$25,251
Executive Vice	2,000	—		—	$38.93	5/15/2026	7,580	[3]	$246,653	962	[10]	$31,303
President Treasury	2,000	—		—	$38.78	5/19/2028	6,521	[4]	$212,193	352	[11]	$11,454
& Strategic	2,000	—		—	$32.30	5/18/2029	586	[5]	$19,068	845	[11]	$27,496
Planning	2,000	—		—	$24.91	5/24/2030	636	[6]	$20,695	1,777	[11]	$57,824
	—	2,250	[1]	—	$28.60	5/15/2031	363	[7]	$11,812	1,609	[11]	$52,357
							360	[8]	$11,714
							561	[13]	$18,255

1.
Options vest 50% on May 15, 2025 with the remaining 50% vesting on December 31, 2025.
2.
Restricted stock cliff vests on May 18, 2025.
3.
Restricted stock cliff vests on May 24, 2026.
4.
Restricted stock cliff vests on May 15, 2027.
5.
Represents shares achieved under PBSP awards that are currently restricted and will cliff vest on May 27, 2025.
6.
Represents shares achieved under PBSP awards that are currently restricted of which 50% will cliff vest on May 19, 2025 and 50% will cliff vest on May 19, 2026.
7.
Represents shares achieved under PBSP awards that are currently restricted of which 50% will cliff vest on May 18, 2026 and 50% will cliff vest on May 19, 2027.
8.
Represents shares achieved under TSRP that are currently restricted of which 50% cliff vest on February 21, 2024 and 50% cliff vest on February 21, 2025.
9.
Stock price as of close of business on December 31, 2024 used to value the restricted stock was $32.54 per share.

10.
Represents the number of shares that would be awarded if target performance was achieved under TSRP awards for the 2023-2025 and 2024-2026 performance measurement period, which vest in three equal tranches as of December 31, 2025, 2026 and 2027 and December 31, 2026, 2027 and 2028, respectively.
11.
Represents the number of shares that would be awarded if target performance was achieved under PBSP awards for the 2022-2024, 2023-2025, 2024-2026 and 2025-2027 performance measurement period, which vest in two equal tranches as of May 19, 2025 and 2026, May 18, 2026 and 2027; May 24, 2027 and 2028; and May 15, 2028 and May 15, 2029, respectively.
12.
Restricted stock cliff vests on July 5, 2025.
13.
Represents shares achieved under TSRP that are currently restricted of which 50% cliff vest on 2/21/25 and 50% cliff vest on 2/21/26.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
(a)	(b)	(c)	(d)	(e)
Jeffrey H. Jackson	—	$—	—	$—
President & Chief Executive Officer

Daniel K. Weiss, Jr	—	$—	1,929	$40,202
Sr. Executive Vice President & Chief Financial Officer

Jayson M. Zatta	—	$—	5,203	$151,459
Sr. Executive Vice President / Chief Banking Officer & Group Head - Banking & Trust

Michael L. Perkins	1,125	$10,812	3,697	$107,620
Sr. Executive Vice President & Chief Risk Officer

Anthony F. Pietranton	3,125	$39,183	3,672	$106,863
Former Sr. Executive Vice President & Group Head - Human Resources & Facilities

Brent E. Richmond	—	$—	3,330	$96,936
Executive Vice President Treasury & Strategic Planning

1.
Shares which vested during 2024. Includes dividends earned during vesting period. The shares are net of any shares withheld in settlement of any tax obligations.
2.
Average of high and low stock prices on the business day following the vesting date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Defined Benefit Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. Information regarding the Defined Benefit Plan and the SERP can be found in the text following the table.

2024 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	( c )	(d)	(e)
Jeffrey H. Jackson	—	0	$—	$—
President & Chief Executive Officer
Daniel K. Weiss, Jr	—	0	$—	$—
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	—	0	$—	$—
Sr. Executive Vice President / Chief Banking Officer & Group Head - Banking & Trust
Michael L. Perkins	Wesbanco, Inc.	29.5	$483,978	$—
Sr. Executive Vice President & Chief Risk Officer	Defined Benefit Pension Plan
Anthony F. Pietranton	—	0	$—	$—
Former Sr. Executive Vice President & Group Head - Human Resources & Facilities
Brent E. Richmond	Wesbanco, Inc.	22.8	$566,810	$—
Executive Vice President Treasury & Strategic Planning	Defined Benefit Pension Plan

The Corporation maintains the Defined Benefit Plan for all employees employed prior to August 1, 2007, and for certain executive officers. The preceding pension benefits table lists the approximate present value of the retirement benefits (qualified plan only) an executive officer would receive if he or she retired at age 65. Amounts are based on a full life annuity form for the defined benefit plan. The values reflected in the “Present Value of Accumulated Benefit” column of the “Pension Benefits” table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2024, using the same actuarial factors and assumptions used for financial statement reporting purposes. These assumptions are described in Note 12 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2024.

Under the Defined Benefit Plan, a participant’s compensation covered by the Corporation’s pension plan is cash compensation reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the “Summary Compensation Table”), for the 60 consecutive months out of the last 120 consecutive months of the participant’s career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. The plan benefit is not subject to any offset for social security benefits. Under current IRS rules only annual compensation of $350,000 (for 2025) or less is considered covered compensation for defined benefit plan purposes.

The Corporation closed the Defined Benefit Plan to new participants effective August 1, 2007, and the plan has not accepted new participants since that date.

Deferred Compensation Plan

2024 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)[1]	(c)[1]		(d)[2]	(e)	(f)[3]

Jeffrey H. Jackson	$23,018	$27,405		$—	$—	$26,697
President & Chief Executive Officer
Daniel K. Weiss, Jr.	$—	$12,726		$22,209	$—	$248,907
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	$93,910	$16,827		$191,897	$—	$2,827,348
Sr. Executive Vice President / Chief Banking Officer & Group Head - Banking & Trust
Michael L. Perkins	$—	$7,529		$2,089	$—	$87,839
Sr. Executive Vice President & Chief Risk Officer
Anthony F. Pietranton	$—	$—		$7,881	$—	$81,880
Former Sr. Executive Vice President & Group Head - Human Resources & Facilities
Brent E. Richmond	$—	$6,562		$5,544	$—	$89,047
Executive Vice President Treasury &		$82,107	[4]
Strategic Planning

1.
Amounts were included in “Summary Compensation Table” on page 39.
2.
None of these amounts were included in the "Summary Compensation Table" on page 39.
3.
Of the aggregate balances presented in this column, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $25,665 (Mr. Jackson), $42,970 (Mr. Weiss), $1,115,975 (Mr. Zatta), $55,838 (Mr. Pietranton), $13,069 (Mr. Perkins); Mr. Richmond had no previous contributions reported.
4.
Supplemental executive retirement benefit.

The Corporation’s non-qualified Deferred Compensation Plan permits voluntary participation by employees specifically named by the Compensation Committee, including the named executive officers. The plan was adopted to meet the requirements of the American Jobs Creation Act of 2004 and its implementing regulations.

The plan permits participating executive officers to elect in advance to defer from 1% to 100% of base salary and bonus into the plan on an annual basis. The plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees. Employer contributions to the plan for individual participants require the approval of the Compensation Committee. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s defined benefit pension plan. Matching contributions were made for the named executive officers for 2024 as disclosed in the “Nonqualified Deferred Compensation” table above.

Distributions are made at either the applicable date selected by participating officers at the time they made their election to defer or after separation from service.

Potential Payments Upon Termination or Change in Control

The table below entitled “Executive Benefits and Payments Upon Termination” on page 51 summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a change in the named executive officer’s responsibilities, following a change in control. However, in accordance with SEC regulations, we do not report in this table any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosures in the below table, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2024, the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing market price as of that date - $32.54.

The Corporation has entered into employment contracts with its executive officers, including the named executive officers, which are structured on a revolving three-year term which are annually renewable. These contracts do not contain an acceleration provision based on a change in control of the Corporation. If they are terminated by reason of the death of the employee, then the Corporation is required to pay the employee’s designated beneficiary an amount equal to six months of the employee’s base salary. If the employee is terminated for cause, then no severance payment is due. If the employee is terminated without cause, then the Corporation is obligated to pay the employee the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the agreement in the form of a lump sum payment. In the event of a resignation of the employee, the Corporation is not required to pay any severance.

Severance in Connection with a Change in Control

The Corporation has entered into Change in Control Agreements with members of senior management, including each of our named executive officers, pursuant to which the Corporation would pay certain benefits. The Corporation would make such payments only if a change in control takes place, and if the Corporation terminates an executive without “cause” or the executive resigns for “good reason” within two years of the change in control. The term “cause” is defined in the agreements to include acts of dishonesty, disloyalty or fraud, inattention, neglect, or inability to perform duties, or breach of the employee’s covenants or terms of the agreement or engaging in intentional gross misconduct. The term “good reason” is defined to include (i) assignment to duties materially inconsistent with those in effect ninety days prior to a change in control; (ii) assigning the officer to a location in excess of 35 miles from his existing location; (iii) reduction in salary in excess of 10%; (iv) failure of a successor company to assume the obligations of the agreement and (v) termination of the officer without cause.

Generally, and subject to certain exceptions, a “change in control” shall be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Bank representing 20% or more of the combined voting power of the Corporation’s or the Bank’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

The Corporation will pay an amount up to three times (less for certain officers) the sum of (1) the highest annual base salary in effect at any time up to termination, (2) the greater of (i) the employee’s average annual bonus over the most recent three bonus years (less years for certain officers), or (ii) the employee’s bonus for the year of termination, and (3) continuation of all medical benefits for eighteen months from the termination with premium payments the same as existed at the time of the change in control. The Corporation would pay such amount in a lump sum within thirty days following the termination, subject to any limitations calculated under Code Section 409A. The named executive officers each have a two year change in control benefit.

If an excise tax under Section 4999 of the Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or will pay such amount over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. For more information about our Change in Control agreements, please see the section of our Compensation Discussion and Analysis entitled “Change in Control Agreements” on page 34.

Long-Term Incentive Plan

The Long-Term Incentive Plan contains certain acceleration provisions which apply to benefits, options and restricted stock granted thereunder. In the event of the retirement or disability of an employee, each installment of incentive compensation earned for cycles completed prior to such retirement or disability shall be paid to the employee on the date such amounts would be distributable without regard to such retirement or disability and no installment shall be forfeited. In addition, the Compensation Committee may, in its sole discretion, permit such employee to receive a pro rata portion of the annual bonus or long-term bonus which otherwise would have been distributable to such employee if the performance level actually achieved as of the date of his or her termination of employment had continued for the remainder of the incentive cycle and the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed two years after such retirement or disability. In the event of the death of an employee, each installment of incentive compensation earned for a given year completed prior to the employee’s death shall be paid to his or her beneficiary within one hundred twenty days following the date of death. In addition, the Compensation Committee may, in its discretion, permit the employee’s beneficiary to receive a pro rata portion of the cash as annual bonus or long-term bonus which would otherwise have been distributable to the employee with respect to those open fiscal year and incentive cycles as if the performance level actually achieved as of the date of his or her death had continued for the remainder of the fiscal year or incentive cycle. Additionally, the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed one year after such death. Restricted stock fully vests in the event of the death, disability, or retirement of the employee.

The Long-Term Incentive Plan also contains a change in control trigger provision. Under this provision, if (i) there is in fact a change in control and (ii) within sixty days prior to or within two years after the change in control, a person holding an award is terminated without cause from service to or employment with the Corporation or terminates their employment for good reason, then all fiscal year or incentive cycles then formed shall be deemed completed and the performance goals for each period shall be deemed to be met at the greater of (i) the target level or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period. Additionally, all stock options granted under the Plan shall be deemed vested and completely exercisable, all restricted stock fully vests and all performance goals for each fiscal year or incentive cycle shall be deemed met at the maximum performance level. All unpaid installments of incentive compensation earned in prior years shall be vested and distributable and, in the case of deferred installments, as if the deferral period elected by the employee had been completed. Additionally, in general, all incentive compensation of each employee shall be distributed within ten days of the happening of the applicable triggering event.

In the event of a termination of an employee for cause, the Compensation Committee may, in its discretion, determine that the employee has forfeited the right to receive any installment of incentive compensation under the Long-Term Incentive Plan, any stock option, whether or not then vested, shall be void and no longer exercisable and all restricted stock shall be forfeited, upon the occurrence of a termination for cause.

SERP

There are two versions of the SERP agreement used currently, one with a change in control provision and one without. Three of the six named executive officers have a SERP agreement, namely, Mr. Jackson, Mr. Weiss and Mr. Richmond. All three of them have change in control provisions in their respective SERP agreements.

Both forms of agreement provide for an actuarially reduced benefit in the event of early termination or retirement equivalent to 100% of the accrued benefit payable to the employee at the time of such early termination or retirement. In each case, the benefit is payable at normal retirement age except that the Corporation has discretion to make a lump sum payment in lieu of the annual benefit payable for a term of ten years, discounted to present value. Both forms of agreement also provide for a disability benefit occurring prior to normal retirement age. In the event of disability, the employee is vested in his normal retirement benefit commencing in the month following his normal retirement age.

Additionally, both forms of agreement provide a death benefit. If the employee dies while in the active service of the Corporation, the employee’s beneficiary is entitled to receive the split dollar death benefit payable under the terms of the policy. If the employee dies after any lifetime benefit payments have commenced, but before receiving all such payments, the Corporation is required to pay the remaining benefits to the employee’s beneficiary at the same time and in the same amounts they would have been paid to the employee had the employee survived. If the employee dies after termination of employment but before lifetime benefit payments have commenced, the Corporation shall pay the benefit payments to the employee’s beneficiary that the employee was entitled to prior to death except that the benefit payment shall commence on the 1st day of the month following the date of the employee’s death.

Retirement Plans

Presently, employees eligible to participate in the Defined Benefit Plan become vested in their Defined Benefit Plan after five years of service. Employees become vested in the 401(k) Plan immediately with respect to elective contributions and immediately with respect to matching contributions by the Corporation. In addition, employees are eligible for a reduced retirement benefit under the terms of the Defined Benefit Plan after fifteen years of service and attaining age 60. Once vested, employees are entitled to pension benefits upon retirement. The benefits payable under both the 401(k) Plan and the Defined Benefit Plan are not enhanced based on the circumstances regarding termination, or in the event of a change in control. Because the Corporation would not enhance the benefits payable under any of these plans if the employment of one of its named executive officers terminate, the Corporation does not report any amount in respect of these plans in the table below. For more information about our Defined Benefit Plan, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans – Defined Benefit Plan” on page 31.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination within 24 months of Change in Control [1]	Death [2]	Disability
Jeffrey H. Jackson
Base Salary	$2,250,143	$0	$450,029	$0
Severance		$3,994,301
Stock Options / Restricted Stock		$1,576	$1,855,105	$1,855,105
Post-Employment Health Care		$32,380
Total	$2,250,143	$4,028,257	$2,305,134	$1,855,105

Daniel K. Weiss, Jr.
Base Salary	$900,006	$0	$225,002	$0
Severance		$1,433,814
Stock Options / Restricted Stock		$709	$919,288	$919,288
Post-Employment Health Care		$32,380
Total	$900,006	$1,466,903	$1,144,290	$919,288

Jayson M. Zatta
Base Salary	$1,193,439	$0	$275,409	$0
Severance		$3,124,412
Stock Options / Restricted Stock		$709	$1,460,480	$1,460,480
Post-Employment Health Care		$27,011
Total	$1,193,439	$3,152,132	$1,735,889	$1,460,480

Michael L. Perkins
Base Salary	$801,015	$0	$184,850	$0
Severance		$2,061,003
Stock Options / Restricted Stock		$709	$980,235	$980,235
Post-Employment Health Care		$27,011
Total	$801,015	$2,088,723	$1,165,085	$980,235

Brent E. Richmond
Base Salary	$939,695	$0	$161,091	$0
Severance		$1,652,984
Stock Options / Restricted Stock		$630	$729,189	$729,189
Post-Employment Health Care		$32,380
Total	$939,695	$1,685,994	$890,280	$729,189

1.
Amounts included in this column reflect the applicable limits pursuant to Section 280G of the Code for each named executive officer.
2.
Mr. Pietranton is not included in this chart due to his untimely death on June 19, 2024. As designated on the Summary Compensation table, Mr. Pietranton, or his surviving spouse, received salary payments totalling $287,591, annual cash bonus of $163,252, a death benefit payment of $182,640, stock awards of $360,989 and options of $15,435.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jeffrey H. Jackson, our President and Chief Executive Officer (our “CEO”).

For 2024, our last completed fiscal year:

•
the annual total compensation of our median employee was $68,218; and
•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $2,663,940.

Based on this information, for 2024 the ratio of the annual total compensation of Jeffrey H. Jackson, our President and Chief Executive Officer, to the annual total compensation of our median employee was approximately 39 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.
We determined that, as of October 1, 2024, our employee population consisted of approximately 2,274 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.
2.
To identify the “median employee” from our employee population, we used the amount of “gross wages” for the identified employees as reflected in our payroll records for the nine-month period beginning January 1, 2024 and ending October 1, 2024. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.
3.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $68,298.
4.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Corporation and certain financial performance of the Corporation. For further information concerning the Corporation’s pay-for-performance philosophy and how the Corporation aligns executive compensation with the Corporation’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary compensation table total for PEO (Jackson) [1]	Summary compensation table total for PEO (Clossin) [1]	Compensation actually paid to PEO (Jackson) [2]	Compensation actually paid to PEO (Clossin) [2]	Average summary compensation table total for non-PEO named executive officers [3]	Average compensation actually paid to non-PEO named executive officers [4]	Total shareholder return [5]	Peer group total shareholder return [6]	Net income [7]	Core Earnings per Share [8]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$2,663,940	$-	$2,849,416	$-	$1,147,017	$1,201,293	$107.94	$122.17	$151,510	$2.34
2023	$2,263,819	$2,534,148	$2,639,457	$2,054,422	$1,131,531	$976,754	$99.22	$102.56	$159,032	$2.56
2022	$-	$3,033,062	$-	$3,523,605	$1,287,725	$1,419,787	$111.34	$110.80	$192,113	$3.04
2021	$-	$2,706,287	$-	$3,061,694	$1,035,766	$1,165,212	$101.33	$129.98	$242,260	$3.62
2020	$-	$2,162,733	$-	$2,016,979	$826,553	$745,122	$83.55	$92.90	$122,044	$1.88

1.
This is from the Summary Compensation Table for the corresponding year.
2.
This column represents the amount of “compensation actually paid” to Mr. Jackson in 2024 and 2023 and Mr. Clossin in 2023, 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jackson or Mr. Clossin during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jackson’s total compensation for 2024 to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards (b)	Adjusted Value of Equity Awards(c)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO

PEO (Jackson)
2024	$2,663,940	$(873,086)	$1,058,562	$-	$-	$2,849,416

(a)
This column represents the amount of total compensation reported for Mr. Jackson in 2024 in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.
(b)
This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement.
(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024 (the “Subject Year”). For the Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Jackson to arrive at “compensation actually paid” to Mr. Jackson for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such dated and (z) for market-conditioned PSU awards, a Monte Carlo simulation as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black Scholes valuation model. The model references the closing stock price, in addition to the stock option's strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date. The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Value of Equity Awards
PEO (Jackson)
2024	$970,119	$20,843	$-	$-	$-	$67,600	$1,058,562

3.
This column represents the average of the amounts reported for the Corporation’s named executive officers (NEOs) as a group (excluding Mr. Jackson in 2023 and 2024 and Mr. Clossin in 2023, 2022, 2021 and 2020) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for the applicable year. The names of each of the NEOs (excluding Mr. Jackson in 2023 and 2024 and Mr. Clossin in 2023, 2022, 2021 and 2020) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Weiss, Mr. Zatta, Mr. Perkins, Mr. Pietranton and Mr. Richmond, (ii) for 2023, Mr. Weiss, Mr. Zatta, Mr. Pietranton and Mr. Perkins; (iii) for 2022, Mr. Weiss, Mr. Jackson, Mr. Zatta and Mr. Pietranton; (iv) for 2021, Mr. Young, Mr. Zatta, Mr. Pietranton and Mr. Perkins; and (v) for 2020, Mr. Young, Mr. Zatta, Mr. Dargusch and Mr. Pietranton.
4.
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Jackson in 2023 and 2024 and Mr. Clossin in 2023, 2022, 2021 and 2020), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Jackson in 2023 and 2024 and Mr. Clossin in 2023, 2022, 2021 and 2020) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Jackson in 2024) for 2024 to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for non-PEO(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Reported Change in the Actuarial Present Value of Pension Benefits(d)	Pension Benefit Adjustments(e)	Average Compensation Actually Paid to Non-PEO NEOs

2024	$1,147,017	$(381,067)	$434,612	$(1,206)	$1,937	$1,201,293

(a)
This column represents the average of the amounts reported for the Corporation’s named executive officers (NEOs) as a group (excluding Mr. Jackson) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for 2024.
(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Jackson) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2024. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for 2024.
(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Jackson) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2024 determined using the same methodology described above in Note 2(c). For 2024, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Jackson) to arrive at “compensation actually paid” to each NEO (excluding Mr. Jackson) for 2024, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Jackson) for 2024. The amounts added or subtracted to determine the adjusted average amount for 2024 are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Year and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Average Value of Equity Awards

2024	$423,485	$14,565	$-	$(6,908)	$(30,908)	$34,378	$434,612

(d)
The amounts included in this column are the average amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2024 for the NEOs as a group (excluding Mr. Jackson).
(e)
This column represents the average total pension benefit adjustments for 2024, which includes the aggregate of two components: (i) the average actuarially determined service cost for services rendered by the NEOs as a group (excluding Mr. Jackson) during 2024 (the “Service Cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during 2024 that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “Prior Service Cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments for 2024 are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments

2024	$1,988	$(51)	$1,937

5.
This column represents cumulative Corporation total shareholder return (TSR). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, 2020-2023 and 2020-2024), assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.
6.
This column represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: S&P Regional Banks Select Industry Index.
7.
This column represents the amount of net income in thousands reflected in the Corporation’s audited financial statements for the applicable year.
8.
The corporation selected ratio is net income per common shareholders, excluding after-tax restructuring and merger-related expenses. This is a non-GAAP measure, and is disclosed in Form 10K for the year ended December 31, 2024.

Year	2024	2023	2022	2021
Net income per common share – diluted (“EPS”)	$2.26	$2.51	$3.02	$3.53
Add: After-tax restructuring and merger-related expenses per common share - diluted (9)	0.08	0.05	0.02	0.09
Core EPS	$2.34	$2.56	$3.04	$3.62

9.
Tax effected at 21% for all periods presented.

Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Corporation’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Corporation uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Corporation to link executive compensation actually paid to the Corporation’s NEOs, as a matter of policy, to the Corporation’s performance are as follows:

•
Pre-Tax, Pre-Provision Earnings Per Share

•
Core Earnings Per Share
•
Non-Performing Assets Ratio
•
Net Charge Off Ratio

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Corporation’s executive compensation program reflects a pay-for-performance philosophy. While the Corporation utilizes several performance measures to align executive compensation with Corporation performance (as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), not all of those Corporation measures are presented in the Pay versus Performance table. Moreover, the Corporation generally seeks to incentivize long-term performance, and therefore does not specifically align the Corporation’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Corporation is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following table compares (i) the amount of compensation actually paid to Mr. Clossin, in 2023, 2022, 2021 and 2020 and Mr. Jackson in 2024 and 2023, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2024 and 2023 and Mr. Clossin in 2023, 2022, 2021 and 2020), to (2) the Corporation’s cumulative TSR over the five years presented in the table.

Compensation Actually Paid vs. Corporation TSR
Compensation Actually Paid
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
120.00
100.00
80.00
60.00
40.00
20.00
0.00
83.55
101.33
111.34
99.22
107.94
2020
2021
2022
2023
2024
PEO (Jackson)
PEO (Clossin)
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

The following table compares (i) the amount of compensation actually paid to Mr. Clossin, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2024 and 2023 and Mr. Clossin in 2023, 2022, 2021 and 2020), to (2) the Corporation’s net income (in thousands) over the five years presented in the table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
300,000
250,000
200,000
150,000
100,000
50,000
-
122,044
242,260
192,113
159,032
151,510
2020
2021
2022
2023
2024
PEO (Jackson)
PEO (Clossin)
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Core EPS

The following table compares (i) the amount of compensation actually paid to Mr. Clossin, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2024 and 2023 and Mr. Clossin in 2023, 2022, 2021 and 2020), to (2) Core EPS over the five years presented in the table.

Compensation Actually Paid vs. Core EPS
Compensation Actually Paid
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2020
2021
2022
2023
2024
PEO (Jackson)
PEO (Clossin)
Average for Non-PEO NEOs

Cumulative TSR of the Corporation and Cumulative TSR of the Peer Group

The following table compares (i) the Corporation’s cumulative TSR over the four-year period presented in the table and the (ii) the cumulative TSR of the S&P Regional Banks Select Industry Index.

Corporation TSR vs. Peer Group TSR
Cumulative TSR
(Value of initial $100 investment)
140.00
130.00
120.00
110.00
100.00
90.00
80.00
70.00
60.00
2019
2020
2021
2022
2023
2024
100.00
92.90
83.55
129.98
101.33
111.34
110.80
102.56
99.22
122.17
107.94
Corporation Cumulative TSR
Peer Group Cumulative TSR

Environmental, Social and Governance Practices

The Corporation is mindful of its responsibilities in addressing environmental, social and governance practices that promote sustainability, social responsibility, and sound governance. In that context, the following sections highlight steps taken by the Corporation in these areas, though they are not all inclusive and do not delineate all of such initiatives. The Corporation has posted its full sustainability report on its website at www.wesbanco.com.

Environmental

In the broad context, the Corporation has focused on technology to drive revenue and save costs, which has the added benefit of reducing our carbon footprint. Due to its acquisitive history, the Corporation has focused on building scalable infrastructure with its technology platform and has developed a thin client technology for utilization among the more than 181 branch locations. It has also provided an online budgeting tool and enhanced technology applications for customers, including online deposit account opening and P2P payment technology. It has also implemented online residential mortgage applications and continuously works to enhance its online delivery channels. The Corporation also participates in the Zelle, Samsung Pay, Apple Pay and G Pay networks.

The Corporation has also worked extensively on workplace safety, use of video conferencing to reduce travel and time away from home for employees, enhance its cybersecurity controls, and information security infrastructure, among other steps to maintain customer privacy. More details on these efforts can be found in its full sustainability report posted on its website at www.wesbanco.com/sustainability.

Social Responsibility

The Corporation has numerous initiatives in this area including, but not limited to, the following items. The Corporation would note that its banking subsidiary has received eight consecutive, Outstanding ratings on its federal CRA examination since 2003. In that context, it supports its communities through community development loans, investments, philanthropic donations, and volunteer services.

The Bank has been a leader in community development lending within its CRA assessment areas. In the past five years, the Bank has originated nearly $2.4 billion in community development loans, including over $520 million in 2024. These loans returned credit and capital to communities throughout its footprint in support of vital community initiatives such as complex affordable housing projects, support to businesses that created and retained hundreds of jobs, funds for hospitals and clinics in medically underserved areas, and funds for municipal, state, and regional governments for infrastructure improvement. Additionally, the Bank utilizes strategic partnerships to provide innovative financing options for its customers and to engage in initiatives that transform and revitalize communities. For example, through its membership in the Federal Home Loan Bank Pittsburgh, the Corporation secured $3.6MM in Affordable Housing Program grants for community partners in Maryland, Pennsylvania and West Virginia.

The Bank also operates the Wesbanco Bank Community Development Corporation (“WBCDC”), an affiliate that provides business loans utilizing the New Markets Tax Credit Program (“NMTC”) in low-income distressed communities. The NMTC funds are awarded from the United States Department of Treasury’s Community Development Financial Institutions Fund. The New Markets Loan Program is used to finance businesses and revitalize neglected, underserved and distressed communities. Funds have supported a wide range of businesses including manufacturing, food, retail, housing, health, technology, energy, education, and childcare. In the past five years, the New Markets Loan Program assisted in total projects in excess of $71 million, creating and impacting over 2,600 jobs. As evidence of the success and innovativeness of this program, the Corporation was a recipient of the American Bankers Association Foundation’s Community Commitment Award in the Community and Economic Development Category for its WBCDC’s New Markets Loan Program.

The Bank's community development investment strategy provides additional financial support to communities through tactical investments that provide affordable housing, including investment in Low-Income Housing Tax Credit projects, equity investments that provide capital for small businesses, and municipal bonds that fund a variety of projects including community schools, water and sewer projects, and road construction and improvement.

In furtherance of its commitment to the communities it serves, the Corporation provided over one million dollars in philanthropic donations and community sponsorships in 2024. These contributions provided critical support to address issues such as diversity and inclusion, employment, housing, education, financial literacy, healthcare, and community and social services including food insecurity.

Lastly, through 2024, the Bank employees provided nearly 12,000 volunteer hours in qualified community development services to over 640 unique schools and community organizations. Employees provided technical assistance or financial education to organizations and agencies that promoted affordable housing, economic development, revitalization or stabilization of low-income and other distressed communities, and services for low- and moderate-income persons and other disenfranchised populations.

In 2024, the Corporation hosted three Workplace Community Inclusion Symposiums. Over the years, these symposiums have evolved from two distinct events—one focused on career development for women officers and another on leadership for minority employees—into a unified event celebrating all aspects of our diverse workforce. The symposiums featured guest speakers on topics relevant to creating and sustaining top talent through inclusion and engagement. Additionally, the Corporation introduced Employee Resource Groups, focusing on its diverse community, to assure a sense of belonging and accountability as part of our organization's employee engagement initiative.

The online budgeting tool for customers gives them an electronic methodology for managing their spending and engaging in responsible account management. In addition, the Bank offers numerous webinars on its website for both customers and noncustomers, covering various financial wellness topics, cybersecurity, and debt management, among other topics. The Bank was also recognized during 2024 for the ninth consecutive year with the America Saves Designation of Savings Excellence. This award is recognition for its efforts to encourage customers to save money and is presented annually to financial institutions that succeed in getting people to open and add to wealth-building accounts.

Governance

In addition to the following sections which detail specific corporate governance practices, we would initially summarize that through established policies the Corporation currently has a ratio of independent directors of 80% and will have a ratio of 80% based on the nominees recommended for election at this year’s annual meeting. The Corporation also considers diversity in its selection of directors and currently has 25% of its Board represented by women and minorities which will be maintained based on the nominees recommended. In addition, the Board engages in a separate self-assessment annually, which consists of a comprehensive survey and a review of the results by the full Board. The Board also engages in regular semi-annual meetings of its independent directors, conducted by an independent director, and it has adopted a comprehensive Code of Business Conduct and Ethics applicable to both the Board of Directors and the employees and officers of the Corporation.

Insider Trading Policies and Procedures

We have adopted and maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Corporation securities that are applicable to the Corporation itself, all of our directors, officers and employees of the Corporation and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our insider trading policy prohibits our directors, officers and employees from trading in Corporation securities while in possession of material, nonpublic information. Our insider trading policy also prohibits our directors, officers and employees from disclosing material, nonpublic information of the Corporation to others, unless such disclosure is made in accordance with the Corporation’s policies regarding the protection and external disclosure of information regarding the Corporation. In addition, directors, officers and certain other designated persons of the Corporation are required to obtain approval in advance of engaging in transactions in Corporation securities and comply with additional trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified in its entirety by reference to our insider trading policy, a copy of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Corporate Governance

The Corporation is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Board of Directors and management, in a manner that benefits the long-term interests of the Corporation’s stockholders. Accordingly, the Corporation’s corporate governance practices are designed not just to satisfy regulatory requirements, but to provide for effective oversight and management of the Corporation.

In conjunction with these requirements, the Corporation previously adopted a Code of Business Conduct and Ethics which it reviews and approves annually. It most recently reviewed and approved the policy at its regular meeting on January 23, 2025. The Code applies to all officers, employees and directors of the Corporation and includes a Code of Ethics and a formal statement of policy requiring all employees of the Corporation to adhere to high standards of ethical business conduct and it details a number of those standards. The Code of Ethics is available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has a Nominating Committee, a Compensation Committee, and an Audit Committee, all the members of which are independent, as that term is defined in the Nasdaq listing standards. In addition, all Audit Committee members are also independent under the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee has adopted an Audit Committee Charter which was last approved by the Audit Committee on February 27, 2025. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Nominating Committee has adopted a written charter which was last approved by the Nominating Committee on January 15, 2025. The Nominating Committee approved the slate of directors nominated for election as described herein under the caption “Election of Directors”. (The selections were recommended by the Chief Executive Officer and Executive Committee of the Corporation and approved by the Nominating Committee.) The Compensation Committee has also adopted a written charter which was last reviewed and approved on February 26, 2025. The charters for the Corporation’s Nominating Committee, Compensation Committee and Audit Committee are available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has also adopted a written policy for employee complaint procedures for reporting of accounting irregularities which provides a specific confidential reporting mechanism available to all employees of the Corporation.

The independent directors meet in executive sessions without management at least two times per year and held their most recent executive session on October 24, 2024. The Board of Directors has expressed an intention of maintaining a regular schedule of such meetings as part of its regular meeting agenda.

Stockholders may communicate with the Board by mailing written communications to the attention of the Corporate Secretary at the principal office of the Corporation at One Bank Plaza, Wheeling, WV 26003. All such communications are reviewed by the Secretary of the Corporation and submitted to the Board unless they are determined to be non-substantive.

Board Size and Separate Chairman

The Board of Directors has adopted a policy that its size should be in the range of 15 to 25 members. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of candidates, and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough

Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Corporation’s businesses.

Since 1990, the Corporation has separated the position of chief executive officer and Chairman. The Board has determined that this structure is beneficial since it utilizes a non-management Board member to balance the interests of all constituencies in the overall governance structure. The Chairman presides over all meetings of the Board and works with the chief executive officer in establishing agendas, developing policy initiatives, and communicating priorities established by the Board. Christopher V. Criss serves as Chairman.

The Board is active in addressing risk oversight of the Corporation. The chief risk officer reports directly to the CEO and submits a quarterly risk assessment report which is reviewed quarterly with the Board by the chief risk officer. Additionally, the Board has established a Disclosure Committee of executive management, including the Chairman of the Board and the Chairman of the Audit Committee, which meets quarterly with internal audit, risk management and representatives of the Corporation’s independent auditor to review material disclosures in the Corporation’s financial statements prior to their release. In April 2017, a separate Enterprise Risk Management Committee was created, and additional board members were added to the committee. The Board also receives regular reports from the chairs of the Audit Committee and the Loan Review Committee of the Bank. Additionally, routine reports are provided by the Corporation’s counsel and its chief compliance officer. The internal auditor also reports directly to the Board of Directors.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for a majority of members of a Board to be “independent” - a requirement that the Board fully supports and, indeed, is committed to exceeding - independence is just one of the important factors that the Board and its Nominating Committee take into consideration in selecting nominees for director. The Nominating Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or some other source.

Overall Composition. As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect the appropriate combination of skills, professional experience, market geographic diversity and diversity of backgrounds in light of the Corporation’s current and future business needs. Diversity is further defined to include gender, ethnic and geographic diversity.

Personal Qualities. Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director and less than 70 years of age at the time of election.

Commitment to the Corporation and its Stockholders. Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Corporation’s stockholders.

Other Commitments. Each director must satisfy the requirements of antitrust and banking laws that limit service as an officer or director of a significant competitor of the Corporation. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board determined that directors should generally serve on no more than two (2) other public company boards.

Additional Criteria for Incumbent Directors. During their terms, all incumbent directors on the Corporation’s Board are expected to prepare for (by carefully reading any materials distributed in advance of meetings) and attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Corporation and its businesses; to participate in discussions; to comply with applicable Corporation policies; and to provide advice and counsel to the Corporation’s management.

Stock Ownership. All Directors and Nominees must own in their own name, common stock sufficient to meet the ownership requirements for bank directors under West Virginia Code Annot. § 31A-4-8.

Additional Criteria for New Directors. As a result of its assessment of the Board’s current composition and in light of the Corporation’s current and expected business needs, the Nominating Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Corporation’s business needs and environment and may be changed at any time.

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Professional Experience. New candidates for the Board should have significant experience in areas such as the following: (i) chief executive officer of a corporation (or a comparable position in the government or non-profit sector); (ii) chief financial officer of a corporation (or a comparable position in the government or non-profit sector); (iii) other substantive business experience or expertise; or (iv) a high-level position and expertise in one of the following areas - financial services, investment banking, accounting, legal, cyber security or artificial intelligence and public relations.
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Diversity. The Nominating Committee also believes it would be desirable for new candidates for the Board to enhance the gender, ethnic, and/or geographic diversity of the Board.
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Committee Eligibility. In addition to satisfying the independence requirements that apply to directors generally (see below), the Nominating Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.
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Director Experience. The Nominating Committee believes it is also generally desirable, although not critical, for candidates for the Board to have experience as a director of a public corporation.

Independence. In addition to the foregoing criteria, the Board of Directors and Nominating Committee have established a policy that a majority of the directors must be “independent” under applicable Nasdaq and SEC standards. In addition, the Board has established the goal that a substantial majority of the Board should be independent. The Board has determined that sixteen of the twenty current directors (or 80% of the Board), and all ten of the nominees for director, are independent in accordance with Nasdaq and SEC standards. If all of the nominees are elected, the resulting Board will maintain sixteen independent directors out of a total of twenty or 80%. The Board applies Nasdaq stock market criteria in making its independence determinations. Specifically, under the Nasdaq standards, a director would not be viewed as independent if he or she:

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is employed by the corporation or a consolidated parent or subsidiary of the corporation or has been so employed at any time during the past three years;
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has a “family member” who is, or within the past three years was, employed as an executive officer by the corporation or any parent or subsidiary of the corporation;
•
is, or has a family member who is, a partner in, or a controlling shareholder or executive officer of any organization, including any nonprofit organization, to which the corporation made, or from which the corporation received, payments for property or services in the current or any of the past three fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for the year or $200,000, whichever is more, other than payments arising solely from investments in the corporation’s securities or payments under non-discretionary charitable contribution matching programs;
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has received (or has a family member who has received) payments in excess of $120,000 from the listed corporation or any parent or subsidiary of the listed corporation during any period of twelve consecutive months within the past three years, other than compensation for board or board committee service, non-compensatory payments arising solely from investments in the corporation’s securities, compensation paid to a family member who is a non-executive employee of the corporation or its parent or subsidiary, or benefits under a tax-qualified retirement plan or non-discretionary compensation;
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is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the listed corporation served on the compensation committee of such other entity; or
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is, or has a family member who is, a current partner of the corporation’s outside auditor, or was a partner or employee of the corporation’s outside auditor who worked on the corporation’s audit at any time during any of the past three years.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee. The Nominating Committee may identify and propose an individual for election to the Board. This involves the following steps:

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Assessment of Needs. As described above, the Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Corporation’s current and expected business needs and, as a result of such assessments, the Nominating Committee may establish specific qualifications that it will seek in Board candidates. The Nominating Committee reports on the results of these assessments to the full Board of Directors.
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Identifying New Candidates. In light of such assessments, the Nominating Committee may seek to identify new candidates for the Board (i) who possess the specific qualifications established by the Nominating Committee and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Nominating Committee seeks advice and recommendations of candidates from Nominating Committee members, other members of the Board, members of management, and other public and private sources, including stockholders.
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Reviewing New Candidates. The Nominating Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Nominating Committee and the more general criteria established by the Corporation’s Bylaws and Nasdaq listing requirements. The Nominating Committee may also select certain candidates to be interviewed by one or more Nominating Committee members.
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Reviewing Incumbent Candidates. On an annual basis, the Nominating Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.
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Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for election by the Corporation’s stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Nominating Committee may, in accordance with the Bylaws, recommend that the Board elect new members of the Board to fill vacancies who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Nominating Committee. Stockholders may also submit names of director candidates to the Nominating Committee for its consideration. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by stockholders. The process for stockholders to use in submitting suggestions to the Nominating Committee is by written recommendation addressed to the Corporate Secretary, in care of the Corporation at One Bank Plaza, Wheeling, WV 26003. The recommendation must include, among other information, biographical information about the nominee, share ownership of the nominee, business experience of the nominee and the name, address and number of shares owned by the stockholder submitting the request. The Nominating Committee will review and evaluate candidates submitted by stockholders in the same manner that it reviews and evaluates candidates identified by the Nominating Committee. For more information on stockholder nominations, please see the section entitled “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation” on page 68.

Stockholder Nominations Submitted to Stockholders. Stockholders may choose to submit nominations directly to the Corporation’s stockholders. The Corporation’s Bylaws set forth the process that stockholders may use if they choose this approach, which is described below at “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation.”

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Corporation, monitors management’s and the Corporation’s performance, and provides advice and counsel to management. Among other things, at least annually, the Board reviews the Corporation’s strategy and approves a business plan and budget for the Corporation. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Corporation’s management, internal and external auditors, and outside advisors.

Board Meetings

The Board of Directors held regular meetings in the months of January, March, April, June, July, September, October and December in 2024. At its regular meeting on October 23, 2024, the Board conducted an annual corporate governance review. The Board of Directors also communicates informally with management on a regular basis.

Committees of the Board

In addition to the Executive Committee, which is comprised of both independent board members and non-independent board members, the Board has three standing committees which consist solely of independent board members: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Corporation also has several other committees which include both directors and management personnel: the Personnel and Post-Retirement Committee, the Insurance Committee, the Asset Liability Committee, and the Marketing Committee. Finally, the Board also has an Enterprise Risk Management Committee and a Disclosure Committee, both of which include the Chairman of the Board and the Chairman of the Audit Committee. The Enterprise Risk Committee oversees both data security and customer privacy issues which are addressed by various operating committees.

Each of the Audit Committee, the Compensation Committee and the Nominating Committee is composed entirely of independent directors. The Chair of each committee is an independent director. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee are available on the Corporation’s website, but a brief summary of the committees’ responsibilities follows:

Executive Committee. The Executive Committee acts during intervals between meetings of the Board. It also addresses mergers and acquisition initiatives, personnel and human capital, sustainability initiatives, capital expenditures and executive management. The Charter does require that a majority of the directors be independent. The Executive Committee met 4 times in 2024.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Corporation’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, (v) financial and capital structure and strategy, as well as (vi) the Corporation’s compliance program, internal controls and risk management. The Audit Committee met 10 times in 2024.

Nominating Committee. The Nominating Committee is responsible for assisting the Board in relation to (i) director nominations, (ii) committee structure and appointments, (iii) Board performance evaluations, (iv) regulatory matters relating to corporate governance, (v) stockholder proposals and communications, and (vi) management succession. The Nominating Committee met one time in 2024.

Compensation Committee. The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, the Corporation’s senior executives, (ii) overseeing the Corporation’s disclosure regarding executive compensation, (iii) reviewing the Corporation’s overall compensation structure and benefit plans, (iv) reviewing officer appointments, (v) overseeing the Corporation’s human development programs designed to attract, retain, develop, and motivate the Corporation’s employees, (vi) reviewing the Corporation’s organization chart, and (vii) compensating directors. The Compensation Committee met three times in 2024.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes, and effectiveness.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Corporation’s operations. As part of this orientation, new directors have opportunities to meet with members of the Corporation’s management. The Corporation is also committed to the ongoing education of its directors. From time to time, the Corporation’s executives, the heads of its business groups and outside experts make presentations to the Board regarding their respective areas.

Non-Employee Director Compensation and Stock Ownership

The Board of Directors is responsible for establishing compensation for the Corporation’s non-employee directors. The Compensation Committee reviews the compensation for non-employee directors, including reviewing compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval.

Our non-employee director compensation program is designed to attract, retain, and reward qualified non-employee directors and align the financial interests of non-employee directors with those of our stockholders. The program addresses the time, effort, expertise, and accountability required of active Board membership. Pursuant to this program, each non-employee member of our Board received the cash and equity compensation described below for fiscal 2024 Board service. We also reimbursed our non-employee directors for expenses incurred in connection with attending Board and committee meetings, assisting with other Corporation business, such as meeting with potential officer and director candidates, as well as continuing director education. Members of the Board who are our employees are not separately compensated for serving on the Board.

In order to align the interests of directors and stockholders, it is also the Board’s policy that non-employee directors are encouraged to own an amount of the Corporation’s stock that is significant in light of each director’s individual means.

The Corporation also expects all directors to comply with all federal, state, and local laws regarding trading in securities of the Corporation and disclosing material, non-public information regarding the Corporation, and the Corporation has procedures in place to assist directors in complying with these laws. See the section entitled "Insider Trading Policies and Procedures" on page 60.

Meetings of Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation meets eight times a year in the months of January, March, April, June, July, September, October and December, and the Executive Committee of the Corporation meets when the Board does not in the months of February, May, August and November. In 2024, fees paid for attendance at each Board meeting and each meeting of the Executive Committee were $1,500 and $1,250, respectively. The Directors also receive an annual retainer fee, payable quarterly, of $50,000. The Chairman of the Board and Chairman of the Audit Committee each received an annual fee of $125,000 and $75,000, respectively. The Directors also receive stock awards in the form of three-year time-vested restricted stock in the amount of $50,000, payable as of the reorganization meeting of the Board in April of each year.

During 2024, the Board of Directors of the Corporation held eight meetings. Directors of the Corporation were also paid a fee of $1,000 for attendance at meetings of other committees of the Corporation. No annual or meeting fees are paid to Directors who are also current officers of the Corporation or any of its affiliates. Fees in the total amount of $1,401,817 were paid to Directors consisting of the annual retainer and fees for attendance at meetings of the Board of Directors of the Corporation and the Bank and at meetings of all committees of the Corporation and Bank during 2024. Fees in the aggregate amount of $243,250 were credited to the accounts of those Directors who elected to participate in the Wesbanco Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in various mutual fund investments and Common Stock of the Corporation.

Mr. Jackson did not receive compensation for serving as a Director or member of any committee of the Board of Directors during 2024 since he is an employee Director. Compensation paid to Mr. Jackson for his service as an employee of the Corporation is discussed under "Compensation Discussion and Analysis".

Each director attended at least 75% of the total meetings of the Board of Directors and its committees of which he or she is a member held in 2024. The majority of directors at the time attended the 2024 stockholders’ meeting, except for Jay T. McCamic, Rosie Allen-Herring and James Cornelsen. Attendance at the annual stockholders meeting is considered in evaluating incumbent directors.

2024 Director COMPENSATION

Name	Fees Earned or Paid in Cash Wesbanco, Inc. ($)	Fees Earned or Paid in Cash Wesbanco Bank, Inc. ($)	Stock Awards ($)[2]	Total ($)
Zahid Afzal[1]	-	-	-	-
Rosie Allen-Herring	64,000	42,800	50,000	156,800
Louis M. Altman[1]	-	-	-	-
John L. Bookmyer[1]	-	-	-	-
Lee J. Burdman[1]	-	-	-	-
Todd F. Clossin	79,000	4,000	50,000	133,000
James W. Cornelsen	62,000	37,200	50,000	149,200
Michael J. Crawford	78,500	8,000	50,000	136,500
Christopher V. Criss	146,000	3,000	50,000	199,000
Abigail M. Feinknopf	66,000	4,000	50,000	120,000
Robert J. Fitzsimmons	71,750	-	50,000	121,750
Jeffrey H. Jackson	-	-	-	-
Denise Knouse-Snyder	75,000	14,600	50,000	139,600
D. Bruce Knox	79,500	-	50,000	129,500
Lisa A. Knutson	94,750	-	50,000	144,750
Gary L. Libs	20,917	6,000	-	26,917
Jay T. McCamic	62,500	15,000	50,000	127,500
F. Eric Nelson, Jr.	69,750	4,000	50,000	123,750
Gregory S. Proctor, Jr.	69,000	34,800	50,000	153,800
Joseph R. Robinson	70,000	-	50,000	120,000
Kerry M. Stemler	68,750	16,000	50,000	134,750
Reed J. Tanner	35,000	-	-	35,000
Total	$1,212,417	$189,400	$750,000	$2,151,817

1.
Elected to the Board on February 28, 2025.
2.
Amounts for 2024 reflect the dollar amount of the aggregate grant date fair value of restricted stock awards granted during 2024, computed in accordance with ASC Topic 718. However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 12 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2024, for the relevant assumptions used to determine the valuation of restricted stock awards. The following named directors have unvested time based restricted stock awards as follows: Afzal - 0; Allen-Herring - 3,168; Altman - 0; Bookmyer - 0; Burdman - 0; Clossin - 0, but 56,302 shares as an employee; Cornelsen - 3,168; Crawford - 3,168; Criss - 3,168; Feinknopf - 3,168; Fitzsimmons - 3,168; Jackson - 0; Knouse-Snyder - 3,168; Knox - 3,168; Knutson - 3,168; Libs - 3,122; McCamic - 3,168; Nelson - 3,168; Proctor - 3,168; Robinson - 3,168; Stemler - 3,168 and Tanner - 3,122.

Nominating Committee

The Corporation has a standing Nominating Committee. Members of the Corporation’s Nominating Committee included D. Bruce Knox, Lisa A. Knutson and Jay T. McCamic, Chairman, all of whom are independent directors, as the term is defined in Nasdaq listing standards. The Nominating Committee meets at least annually and when vacancies on the Corporation’s Board of Directors are to be filled and last met on January 15, 2025. The Committee met once in 2024.

Compensation Committee

The Corporation has a standing Compensation Committee. The members of the Corporation’s Compensation Committee included Rosie Allen-Herring, Chairperson, Gregory S. Proctor, Jr. and Lisa A. Knutson, all of whom are independent directors as the term is defined in Nasdaq listing standards and under applicable law. The Compensation Committee met three times during the fiscal year ended December 31, 2024 and once since January 1, 2025.

Compensation Committee Interlocks and Insider Participation

None of the Corporation’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Corporation’s Board of Directors. None of the Corporation’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

Audit Committee

The Corporation has an Audit Committee. All members are considered independent under Nasdaq listing standards and Rule 10A-3 under the Exchange Act and the currently serving members are: Chairperson Lisa A. Knutson, D. Bruce Knox, Michael J. Crawford and Robert J. Fitzsimmons. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation’s Board of Directors has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. The Board of Directors of the Corporation has determined that Lisa A. Knutson, a Certified Public Accountant (inactive), is an “audit committee financial expert” as defined in Item 407 of Regulation S-K and that she is independent as that term is used in Item 7 of Schedule 14A. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. The Audit Committee met 10 times in 2024.

Report of Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States), the rules of the SEC, and other applicable regulations. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, credit quality and the overall quality of the Corporation’s financial reporting.

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, and oversight of the external auditor. It also confirms that the Audit Committee considers non-audit related fees and services when addressing auditor independence. The Charter also provides that the Audit Committee review and evaluate the lead partner of the independent auditor.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or specifically incorporated by documents otherwise filed.

Submitted by:

AUDIT COMMITTEE:

Lisa A. Knutson, Chairperson	D. Bruce Knox
Robert J. Fitzsimmons	Michael J. Crawford

Stockholders Intending to Nominate Candidates for
Election to Board of Directors Must Give Notice to Corporation

Sections 4, 5 and 6 of Article III of the Amended and Restated Bylaws of the Corporation require stockholders intending to make a director nomination at a stockholders’ meeting to have provided the Corporation advance written notice of such nominations, no later than (i) with respect to an election to be held at an annual meeting, 90 days prior to the anniversary of the previous year’s annual stockholders’ meeting, or (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to the stockholders. Sections 4, 5 and 6 of Article III (i) provide that Sections 4, 5 and 6 of Article III are generally the exclusive means for a stockholder to make such nominations and (ii) set forth the required disclosures regarding (A) the stockholders making such nomination, which include, among other things, the class and number of shares of stock of the Corporation owned beneficially by the proposing stockholder and any relationship between the stockholder and the proposed nominee and (B) the nominee, which include, among other things, all information relating to such person that would be required to be disclosed in solicitations of proxies for elections of directors. In addition, the Amended and Restated Bylaws provide that a stockholder making a director nomination at a stockholders’ meeting must not only be a stockholder at the time of the notice, but also at the time of the meeting.

Proposals of Stockholders for Presentation at
Next Year’s Annual Meeting, to be Held April 15, 2026

Proposals which stockholders intend to present at next year’s annual meeting, to be held on Wednesday, April 15, 2026, will be eligible for inclusion in the Corporation’s proxy material for that meeting if they are submitted to the Corporation in writing not later than November 14, 2025. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at next year’s annual meeting, but not for inclusion in the Corporation’s proxy material for that meeting. To make such a proposal, the Corporation must receive from the stockholder a notice in writing of such request no earlier than December 17, 2025, and no later than January 16, 2026.

Further, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 15, 2026.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as the independent registered public accounting firm for the Corporation and all affiliates for the year 2024. The services rendered by Ernst & Young LLP during the year 2024 consisted primarily of audit, audit-related and tax services as approved by the Audit Committee or under terms of the Corporation’s audit services pre-approval policy. The Audit Committee has approved Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2025. It is expected that a representative of Ernst & Young LLP will be present at the annual stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from the stockholders who are present. A representative of Ernst & Young, LLP attended last year’s annual stockholders’ meeting.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Charter. Generally, these procedures require the Audit Committee to pre-approve all auditing services to be performed by its independent auditor subject to a de minimis exception. The pre-approval may be delegated to the Chairman subject to review and ratification by the Audit Committee at its next scheduled meeting. Of the 2024 audit fees and expenses of $1,841,580, all were pre-approved by the Audit Committee before commencement of the service. Additionally, 100% of the tax and audit-related fees and expenses totaling $478,445 and $147,500, respectively, were pre-approved by the Audit Committee.

Audit Fees

The aggregate fees of Ernst & Young LLP billed for each of the last two fiscal years for professional services rendered for the audit of the Corporation’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial statement preparations, and the quarterly reviews of the Corporation’s financial statements included in

Forms 10-Q for 2024 and 2023, respectively, were $1,841,580 and $1,469,930. Also included for both years were professional services rendered for accounting consultation on matters addressed during the audit or interim reviews, services for certain SEC registration statements, audits of the Corporation’s broker-dealer (Wesbanco Securities, Inc.) and Housing and Urban Development (“HUD”) procedures, and business combination procedures for acquisitions.

Audit-Related Fees

Ernst & Young LLP provides other audit-related services to the Corporation from time to time. The aggregate fees for these services billed for each of the last two fiscal years were $147,500 for 2024 and $132,260 for 2023. Audit-related fees in both years were for services rendered in conjunction with various retirement plan audits and an internal control report for the Trust and Investment Services Division.

Tax Fees

Ernst & Young LLP also provides certain tax related services, and the aggregate fees billed for each of the last two fiscal years for such services were $478,445 for 2024 and $509,064 for 2023, respectively. These services for both years included preparation of the Corporation’s tax filings, tax compliance and consultation services and certain acquisition tax planning advisory services and tax compliance work for the Trust and Investment Services Division for client fiduciary tax returns, which for 2024 totaled $350,210 of the above-noted total and for 2023 totaled $361,283.

All Other Fees

“All Other Fees” for the years ended December 31, 2024 and 2023 were $0 for both years.

Proxy Solicitor

The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $9,500, plus expenses. Proxies may also be solicited by employees of the Corporation. Proxies may be solicited by mail and by telephone call.

Item 2

Approval of an Advisory (Non-Binding) Vote on the Corporation’s
Executive Compensation Paid to the Named Executive Officers

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Exchange Act by adding Section 14A. Section 14A(a)(1) requires that not “less frequently than once every 3 years, a proxy or consent or authorization for an annual or other meeting of the stockholders for which the proxy solicitation rules of the Commission require compensation disclosure shall include a separate resolution subject to stockholder vote to approve the compensation of executives,” as disclosed pursuant to Item 402 of Regulation S-K (a “say-on-pay vote”). The say-on-pay vote is not binding on the Corporation or the Board of Directors. Considering the advisory (non-binding) recommendation of the Corporation’s stockholders at the April 17, 2024 Annual Meeting of Stockholders regarding the frequency of the say-on-pay vote, the Board of Directors voted on April 18, 2024 for the Corporation’s non-binding say-on-pay vote to occur every year.

As discussed in detail above, Item 2 is a non-binding say-on-pay vote of the stockholders whereby stockholders are asked to approve the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. The Board of Directors believes the Corporation’s compensation program is reasonable and balanced in comparison to the size and financial performance of the Corporation. It includes appropriate incentives in both annual and long-term performance-based compensation reflecting both short- term and long-term goals without encouraging unnecessary and excessive risk-taking by our executive officers. Importantly, it aligns the interests of our executive officers with those of our stockholders with the inclusion of equity compensation in the form of stock options and restricted stock. The incentive compensation award opportunities for our named executive officers take into account stockholder interests through the establishment of challenging performance targets based on business plans and budgets approved by the Board.

The Board of Directors strongly endorses the Corporation’s executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosures shall include the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion, and all disclosures pursuant to Item 402 of Regulation S-K, is hereby APPROVED.

As an advisory vote, this proposal is not binding on the Corporation. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors unanimously recommends a vote “For” Item 2 to approve the advisory proposal to approve the compensation paid to the Corporation’s named executive officers.

Item 3

Advisory (Non-Binding) Vote Ratifying the Appointment
of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for appointing the Corporation’s independent registered public accounting firm, and the Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025. We are submitting this selection for stockholder ratification at the Annual Meeting. We expect a representative of Ernst & Young LLP to be present virtually at the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders. Ernst & Young LLP also served as our independent registered public accounting firm for our fiscal year ended December 31, 2024.

Although we are not required to have our stockholders ratify the selection of our independent registered public accounting firm, our Board of Directors has determined to seek this ratification from stockholders as a means of soliciting stockholders’ opinions and as a matter of good corporate governance. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may retain them, nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

Other Matters to be Considered at the Meeting

Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

By Order of the Board of Directors.

CHRISTOPHER V. CRISS
Chairman of the Board

Wheeling, West Virginia
March 14, 2025

1

P C F 01 -r any adjournment thereof. For Against Abstain 3. To approve an advisory (non-binding) vote ratifying the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 6 0 7 5 3 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ? ˜ 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/WSBC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic consenting to receive electronic delivery, sign up at www.investorvote.com

John L. Bookmyer 05 -Gregory S. Proctor, Jr. 1PCF For Withhold For Withhold 03 - Christopher V. Criss For Withhold 06 - Joseph R. Robinson 07 - Kerry M. Stemler 09 - Zahid Afzal 10 - Lee J. Burdman 08 - Louis M. Altman (a) For a term of three (3) years expiring at the annual stockholders meeting in 2028: (b) For a term of one (1) year expiring at the annual stockholders meeting in 2026: (c) For a term of two (2) years expiring at the annual stockholders meeting in 2027: For Withhold For Withhold For Withhold Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, and 3. A 043U7E 2. To approve an advisory (non-binding) vote on compensation paid to Wesbanco’s named executive officers. 1. To elect ten persons to the Board of Directors. (a) Seven to serve for a term of three years, (b) one to serve for a term of one year, and (c) two to serve for a term of two years. For Against Abstain For Against Abstain (Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B 3. To approve an advisory (non-binding) vote ratifying the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. T o consider and act upon such other matters as may properly come before the meeting or any adjournment thereof. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 6 4 2 3 7 5 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMMC123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/WSBC or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 16, 2025. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WSBC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territori101 - Rosie Allen-He rring 04 - Lisa A. Knutson 02 -

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WSBC WHEELING, WEST VIRGINIA 26003 PROXY ANNUAL MEETING OF STOCKHOLDERS APRIL 16, 2025 The undersigned hereby constitutes and appoints John H. Iannone, Michael L. Perkins, James C. Gardill, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at the Shenandoah Room, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia on Wednesday, April 16, 2025, at 12:00 Noon and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY MARKING THE APPROPRIATE BOX. Proxy — WESBANCO, INC. Non-Voting Items C q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. The 2025 Annual Meeting of Stockholders of Wesbanco, Inc. will be held on Wednesday, April 16, 2025 at 12:00 Noon, local time at the Shenandoah Room, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia.